UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMERALD MEDICAL APPLICATIONS CORP.

(Exact Name of Registrant in its Charter)

Delaware	6770	68-0080601
(State or other Jurisdiction of Incorporation	(Primary Standard Industrial Classification)	(IRS Employer Identification No.)

7 Imber Street, Petach Tikva, 4951141, Israel Phone: +(972) 3-744-4505

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Harvard Business Services, Inc., 16192 Coastal Highway, Lewes, DE 19958

(Agent for Service)

Copies to:
Thomas J. Craft, Jr., Esq. P.O. Box 4143 Tequesta, FL 33469 (561) 317-7036	Office of Richard Rubin 40 Wall Street, 28th Floor New York, NY 10005 (212) 400-7198

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an Offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same Offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same Offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company

Calculation of Registration Fee

Title of Securities To Be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share (2)(3)	Proposed Maximum Aggregate Offering Price(2)	Registration Fee(3)
Common Stock, $0.0001 par value	6,266,250	$.55	$3,446,437.50	$347.06

(1) This Registration Statement covers the resale by three selling shareholders (the "Selling Shareholders") of up to a total of 6,266,250 shares of common stock, par value $0.0001 (the "Shares " or "Common Stock") in connection with an Equity Purchase Agreement with one Selling Shareholder and Securities Purchase Agreements with Selling Shareholders. The Shares being issued under the Equity Purchase Agreement may be sold by the Registrant from time to time up to $1 million. The Shares issuable under the Securities Purchase agreements underling: (i) the conversion of convertible promissory notes; and (ii) the exercise of Class A and Class B Warrants. This Registration Statement also covers a total of 306,250 Shares of Common Stock issued to the Selling Shareholders as commitment fees.

(2) Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(3) The Offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act and is based up closing price of $0.55 per share of the Registrant’s Common Stock on the OTCQB Market on July 27, 2016

(4) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate Offering price.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON JULY__, 2016

EMERALD MEDICAL APPLICATIONS CORP.

6,266,250 SHARES OF COMMON STOCK

This Prospectus relates to the offer and sale of shares of the common stock, par value $0.0001(the "Shares" or "Common Stock") of Emerald Medical Applications Corp., a Delaware corporation (the “Company”, the “Registrant,” “we,” “us,” and “our”), as follows:

(i) the right to sell, from time to time, up to an aggregate of $1,000,000 Shares of Common Stock, representing 2,060 shares of Common Stock pursuant to an Equity Purchase Agreement between the Company and Kodiak Capital Group, LLC ("Kodiak") dated May 12, 2016 (the "Equity Agreement"), to Kodiak (the "Put Shares"), the timing of which sales, if any, will be controlled by the Company;; and

(ii) 4,050,000 Shares pursuant to separate Securities Purchase Agreements with Alpha Capital Anstalt ("Alpha"), in which Chi Squared Capital Inc. ("Chi Squared") was a party, and Firstfire Global Opportunities Fund LLC ("Firstfire"), dated June 20 and July 7, 2016, respectively (collectively, the "Securities Purchase Agreements"), including Shares underlying the conversion of secured convertible notes in the principal amount of $440,000 payable to Alpha and $100,000 payable to Firstfire (the "Notes") and Shares underlying the exercise of Class A and Class B Warrants as described more fully hereinbelow. In connection with entering into the Equity Agreement, we issued Kodiak 150,000 Shares and in connection with the separate Securities Purchase Agreements, we issued 125,000 Shares to Alpha and 31,250 Shares to Firstfire. These 306,250 Shares, which are also being registered, were issued as commitment fees and are referred to hereinafter as the "Commitment Shares."

We refer to Kodiak, Alpha, Chi Squared and Firstfire in this Prospectus collectively, as “the “Selling Shareholders.”

Pursuant to the Equity Agreement, from the date that the Securities and Exchange Commission (the "SEC") has declared the Registration Statement, of which this Prospectus forms a part, effective (the “Effective Date”) until the one year anniversary thereof, we have the right to sell, from time to time, the Put Shares, up to an aggregate value of $1,000,000 to Kodiak The Company will control the timing and amount of future sales of the Put Shares, if any, but we would be unable to sell Put Shares to Kodiak if such purchase would result in its beneficial ownership equaling more than 9.99% of our outstanding Common Stock. The purchase price of the Put Shares that may be sold to Kodiak under the Equity Agreement will be equal to 70% of the market price of the Common Stock as defined in the Equity Agreement. Because the actual date and price per Put Share for the Company’s put right under the Equity Agreement is unknown, the actual purchase price for the Put Shares is unknown and there is no maximum amount of our Shares that may be issued by the Company to Kodiak pursuant to the Equity Agreement.

Pursuant to the Securities Purchase Agreements with Alpha, including Chi Squared, and Firstfire, we issued and sold Notes in the principal amounts of $400,000, $40,000 and $100,000, respectively, bearing interest at 8% per annum, with a maturity date of June 19, 2017. The Notes are convertible, in whole or in part at the option of the Alpha, Chi Squared and Firstfire, into Shares of Common Stock, at any time and from time to time, at a conversion price equal to the lesser of: (i) $0.40; or (ii) 77.5% of the average of the VWAPs for the five (5) trading days immediately following the first to occur of (a) the 185th calendar day after the first effective date of the Registration Statement and (b) the 275th calendar day after the original date of issuance (the "Conversion Price(s)").

The Class A and Class B Warrants, sometimes referred to collectively as the "Warrants," provide as follows: The Warrants expire on the 5th anniversary of the issuance date (the Issuance Date") and the exercise price per Share under the Warrants shall be the lesser of: (i) $0.735; or (ii) 77.5% of the average of the VWAPs for the 5 trading days immediately following the first to occur of (A) the 185th calendar day after the first effective date of this Registration Statement and (B) the 275th calendar day after the Issuance Date, whichever is lower; subject to adjustment as described herein (“Exercise Price(s)”).

The Exercise Price(s) of the Warrants shall only be subject to downward adjustment in the event that the Conversion Price(s) of the Notes is reduced pursuant to the Note. The Class A and Class B Warrants and the Notes are attached hereto as exhibits or incorporated by reference to Forms 8-K filed by the Company on June 20, 2016 and July 7, 2016.

As a result of the fact that the actual sales prices of the Put Shares and the actual conversion dates and Conversion Price(s) under the Notes and the exercise dates and Exercise Price(s) of the Warrants are unknown, there is no maximum amount of our Shares that may be issued by the Company upon the : (i) issuance and sale of the Put Shares; (ii) conversion of the Notes; and (iii) exercise of the Warrants. Accordingly, we caution readers that, although we are registering 6,266,250 Shares hereunder, the number of Shares actually issued under the Equity Agreement and the Securities Purchase Agreements may be substantially greater than the number of Shares being registered hereunder.

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We are not selling any Shares of Common Stock in this offering. We, therefore, will not receive any proceeds from the sale of the Shares by the Selling Shareholders. We will, however, receive proceeds from the sale, if any, of Put Shares to Kodiak under the Equity Agreement and the exercise of Class A and Class B Warrants by Alpha and Firstfire under the Class A and Class B Warrant Agreements.

Please refer to the section of this Prospectus titled “Description of Equity Purchase Agreement and Securities Purchase Agreements” and "Description of Securities Being Registered" for a more complete discussion of the respective Agreements, the Notes, the Class A and Class B Warrants and the terms by which we may issue additional Shares of our Common Stock. Please refer to the section of this Prospectus titled “ Selling Shareholders ” for additional information.

The Selling Shareholders may sell Shares of Common Stock from time to time in the principal market on which the stock will be traded at the prevailing market price or in negotiated transactions. See “Plan of Distribution” for more information about how the Selling Shareholders may sell their Shares being registered pursuant to this Prospectus. Any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling shareholder has informed us that it is not a broker-dealer, is not an affiliate of a broker dealer, and does not have any agreement or understanding, directly or indirectly, with any person to distribute our Common Stock. We have paid and will pay the expenses incurred in registering the Shares, including legal and accounting fees.

Based on our financial statements for the years ended December 31, 2015 and 2014, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. To date we have not generated any revenues. Notwithstanding our success in: (i) raising approximately $1 million from the sale of equity and debt securities during the year 201; (ii) approximately $500,000 in additional debt financing on the sale of the Notes; and (iii) the proceeds to be received from the Grand Prix award of 500,000 Euros or approximately $555,000 from Publicis Groupe 90 initiative at the inaugural edition of Viva Technology Paris, France (See "Recent Developments" under "Prospectus Summary" and "Description of Business" below) , there can be no assurance that we will have adequate capital resources or be able to continue to raise equity and/or debt capital to fund planned operations. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our plan of operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

Our Common Stock is subject to quotation on OTCQB Market under the symbol MRLA. On July 25, 2016, the reported sales price for our Common Stock was $0.55 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock.

Investing in our Common Stock involves a high degree of risk. See "Risk Factors" to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: July    , 2016

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Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about us and the Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading "Where You Can Find More Information."

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the terms "Emerald," "Company," "Registrant," "we," "us" and "our" refer to Emerald Medical Applications Corp., a Delaware corporation and the terms "Emerald Ltd" and "Subsidiary" refer to Emerald Medical Applications Ltd, our wholly-owned Israeli subsidiary.

Background

Emerald Medical Applications Corp. f/k/a Zaxis International Inc. was incorporated in Ohio in 1989. On August 25, 1995, the Company merged with a subsidiary of The InFerGene Company, a Delaware corporation, which entity changed its name to Zaxis International Inc. On March 16, 2015, the Registrant entered into a Share Exchange Agreement with Emerald Medical Applications Ltd, a privately held limited liability company organized under the laws of Israel on February 17, 2010 ("Emerald Ltd").

The Share Exchange Agreement provided that subject to certain closing conditions, the holders of Emerald Ltd's capital stock would be issued: (i) a number of shares of Zaxis common stock (the "Shares") equal to 45% of the issued and outstanding common stock, on a fully-diluted basis, excluding Shares to be issued to the Investors upon exercise of warrants issued to the Investors; and (ii) subject to Emerald Ltd's achievement of certain milestones set forth in the Share Exchange Agreement, be issued up to an additional 21% of the Zaxis Shares in three equal tranches of 7% of the issued and outstanding Shares as at immediately following the Closing.

On July 14, 2015, the closing of the Share Exchange Agreement was held (the "Closing") and, as a result, Emerald Ltd became a wholly-owned subsidiary of the Registrant. Pursuant to the Closing of the Share Exchange Agreement, the Registrant issued 5,474,545 shares of its common stock, par value $0.0001 (the "Shares" or "Common Stock") to Lior Wayn, Emerald Ltd’s CEO and the sole holder of Emerald Ltd’s Ordinary Shares, representing 40.58% of the Registrant’s 13,489,905 outstanding Shares, in exchange for 100% of Emerald Ltd’s Ordinary Shares. Following the Closing, and the Registrant filed a Definitive Information Statement with the SEC on September 10, 2015, implementing its name change from Zaxis International Inc. to Emerald Medical Applications Corp.

Business Plan

Emerald Ltd is digital health startup company engaged in the development, sale and service of imaging solutions utilizing its proprietary DermaCompare software that it developed for use in derma imaging and analytics ("DermaCompare"). Emerald Ltd believes that its proprietary DermaCompare software represents an advancement in skin cancer screening that should enable physicians to more readily identify and monitor changes in their patients’ skin characteristics. Emerald's DermaCompare™ combines military-grade surveillance technology, artificial intelligence, crowd-sourced data and a cloud-based mobile platform with a free, intuitive app to facilitate the detection of cancerous moles and skin anomalies with a simple digital camera, typically a tablet or Smartphone (iPhone or Android).

Emerald Ltd’s DermaCompare solution allows dermatologists and other medical care professionals, using a set of 25 total body photography ("TBP"), to capture sets of skin lesion images with, among other devices, digital cameras, camera-equipped smart phones or tablets. These images are then transmitted online and are remotely analyzed by professionals using our DermaCompare software.

Our sales and marketing plan, which has already commenced, is to sell licenses for our DermaCompare imaging software to: NHSs, HMOs, health insurance companies, hospitals and medical clinics through distributers, health care channel partners or directly through independent salespersons and/or web purchase to dermatologists and other physicians (GPs) that we expect to purchase licenses based on the number of potential numbers of patients.

In furtherance of Emerald Ltd's business as an operating company, Emerald Ltd entered into a series of agreements with unaffiliated third parties for the distribution of its DermaCompare Technology, as follows:

1. On August 12, 2013, Emerald Ltd entered into an exclusive distribution with Derma Italy Srl., organized under the laws of the Italy ("Derma Italy"), pursuant to which Derma Italy was granted exclusive distribution rights in Italy;

2. On December 1, 2013, Emerald Ltd entered into a distribution agreement with S. Bokhorst - Creatiekracht, organized under the laws of the Netherlands, pursuant to which S. Bokhorst was granted exclusive distribution in the Netherlands;

3. On February 6, 2014, Emerald Ltd entered into a distribution agreement with Medical Edge Pty Ltd, organized under the laws of Australia ("Medical Edge"), pursuant to which Medical Edge was granted exclusive distribution rights in the markets of Australia, New Zealand and Oceania;

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4. On January 14, 2015, Emerald Ltd entered into a Project Agreement with Realize S.A. and Ubitech, entities engaged in IT related to medical technology in Greece, and MEDISP and MPUoP, academic and research institutes in Greece (collectively, the "Greek Partners"). Emerald Ltd and the Greek Partners anticipate imminent grants from the Office of Chief Scientist of the State of Israel and the General Secretariat for Research and Technology of Greece, respectively, the proceeds of which will be used for development of enhanced smartphone applications for supporting the diagnosis procedure of early stage Melanoma.

5. On February 21 2016, Emerald Ltd entered into an Operating Services and Cooperation Agreement with Terem - Ichilov Emergency Medical Centers Ltd., one of Israel's largest community- based, emergency healthcare providers with 17 medical facilities throughout Israel. Terem will be implementing use of DermaCompare in July 2016 throughout its system, offering advanced dermatological examinations, diagnosis and treatment led by leading professional dermatologists.

6. On April 14, 2016, Emerald Ltd entered into has entered an exclusive agreement with Laser Brazil Technology (LBT), a leading distributor of dermatologic medical equipment in Brazil. The agreement provides LBT with exclusive distribution rights for the Company's DermaCompare to dermatologists throughout Brazil for a period of three years. In order to maintain the exclusivity, LBT must generate a minimum of $7 million in revenue for the Company.

Reference is made to the disclosure under "Description of Business-Recent Developments" with respect to the recent agreements with Terem/Israel and LBT/Brazil.

DermaCompare™ is the Registrant's FDA approved, HIPPA compliant, cloud-based, artificial, intelligence technology using Total Body Photography (TBP) imaging which is capable of being automatically compared to a patient's previous images to support the physician's diagnosis and detect the presence of Melanoma.

Utilizing capital raised prior to and subsequent to the closing of the Share Exchange Agreement, Emerald Ltd completed the development of a commercial model of its DermaCompare Product and has commenced marketing efforts. Emerald Ltd is continuing to negotiate additional distribution agreements for territories including North America, Latin America, Southern Africa, Israel and elsewhere in Europe, among other countries and regions. We believe to generate revenues from our DermaCompare Technology in the first half of fiscal 2016. Emerald Ltd is continuing to work on development of the "next generation" DermaCompare Technology, with enhanced features.

Notwithstanding our belief that our Product represents a significant advance on existing technologies, there are a number of potential difficulties that we might face, including the following:

•   We may not be able to raise sufficient additional funds to fully implement our business plan;

•   Competitors may develop alternatives that render our DermaCompare software solution redundant or unnecessary;

•   We may not obtain and maintain sufficient protection of our intellectual property;

•   Our DermaCompare software may be shown to have characteristics that indicate it may be ineffective;

•   Our DermaCompare may not be accepted by physicians including dermatologists; and

•   Strict government regulations and inappropriate reimbursement policies, especially in emerging economies, may hinder the growth of the dermatology device market.

During the fiscal year ended December 31, 2015 and through June 30, 2016, we raised approximately $1.5 million in equity and debt capital and we may be expected to require up to an additional $1.5 million in capital during the next 12 months to fully implement our business plan and fund our operations.

Recent Developments

On July 7, 2016, Emerald's DermaCompare™ skin cancer screening application was awarded first prize over 3,500 other competing tech companies in the Publicis Groupe 90 initiative at the inaugural edition of Viva Technology Paris, France. Upon awarding Emerald the Grand Prix during his closing speech, Maurice Lévy, Chairman & CEO of Publicis Groupe said, "The choice has been relatively easy, because when we went through all the marks and called the judges, you [DermaCompare™] came number one by any measure... It's a competition that you have won formidably... I hope now that you will save lives... congratulations." The Grand Prix award received by Emerald includes financing in the amount of 500,000 Euros or approximately $550,000.

In addition to the Publicis Groupe Award, on April 20, 2016, Emerald was awarded the third prize out of twenty-five other competing tech companies at the inaugural Innovation Competition Of International Talents held in Shenzhen, China. The Competition, which was hosted by the Shenzhen Economic and Trade Office (SETO), the first Special Economic Zone in China and China's largest export city, as well as the center for innovation and entrepreneurship in China, featured 25 technology project finalists, selected from 1500 entries in five preliminary competitions held in Australia, Germany, Israel, Japan and the United States. The DermaCompare™ application and software technology was awarded its placement in the Competition as a result of its 2nd place finish, among 300 leading Israeli entrants in the preliminary event held in March at the renown SOSA Incubator in Tel Aviv.

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Summary of Risk Factors

This offering involves substantial risk. Our ability to execute our strategy is also subject to certain risks. The risks described under the heading "Risk Factors" included elsewhere in this Prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks include the following:

•   Our Auditor has expressed substantial doubt as to our ability to continue as a going concern.

•   Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

•   Our revenues will be dependent upon acceptance of our Product by the market. The failure of such acceptance will cause us to curtail or cease operations.

•   We cannot be certain that we will obtain patents for our technology or that such patents will protect us from competitor.

•   The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing shareholders.

•   Our stock is thinly traded, sale of your holding may take a considerable amount of time.

Before you invest in our common stock, you should carefully consider all the information in this Prospectus, including matters set forth under the heading "Risk Factors."

Where You Can Find Us

The Company's principal executive office and mailing address is at 7 Imber Street, Petach Tikva, 4951141, Israel and our telephone number is: +(972) 3-744-4505.

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Our Filing Status as a "Smaller Reporting Company"

We are a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a "smaller reporting company," the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a "smaller reporting company." Specifically, "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

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The Offering

Common Stock offered by Selling Shareholders	We are registering an aggregate of 6,266,250 Shares of Common Stock, including Shares having a aggregate market value of $1 million under the Equity Agreement, Shares of Common Stock underlying conversion of the Notes and Shares underlying exercise of our Class A and Class B Warrants. In addition, we are also registering a total of 306,250 Commitment Shares issued as commitment fees in connection with the Equity Agreement and the Securities Purchase Agreements.

Common stock outstanding before the Offering	19,805,711 Shares of Common Stock

Common stock to be outstanding after giving effect to the total issuance of: (i) 2,060,000 Put Shares to Kodiak under the Equity Agreement dated May 12, 2016; and 4.050,000 Shares to Alpha, Chi Squared and Firstfire under separate Securities Purchase Agreements dated June 20, 2016 and July 7, 2016, respectively, including Shares underlying conversion of the Notes and exercise of the Class A and Class B Warrants as well as a total of 306,250 Commitment Shares issued to Kodiak, Alpha and Firstfire, registered hereunder:

26,071,961Shares

Terms of the Offering	Subject to the limitations of the lock-up agreements discussed in note (1) below and elsewhere in this Prospectus, the Selling Security Holders will determine when and how they will sell the Common Stock offered in this Prospectus. The prices at which the Selling Security Holders may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.

Termination of the Offering	The Offering will conclude upon such time as all of the Common Stock has been sold pursuant to the Registration Statement.

Trading Market	Our Common Stock is subject to quotation on the OTCQB Market under the symbol "MRLA".

Use of proceeds	The Company is not selling any Shares of the Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the registration of the shares of Common Stock covered by this Prospectus. However, we will receive proceeds from the issuance and sale of Put Shares to Kodiak and from the exercise by Alpha and Firstfire of the Class A and Class B Warrants, none of which can be assured.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See "Risk Factors".

(1) Based on 19,805,711 Shares of Common stock outstanding on July 27, 2016, including the 306,250 Commitment Shares but excluding: (i) 2,060,000 Put Shares issuable pursuant to the Equity Agreement; (ii) 1,350,000 Shares underlying conversion of the Notes; and 2,700,000 Shares underlying exercise of the Class A and Class B Warrants pursuant to Securities Purchase Agreements.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The balance sheet and the statement of operations data are derived from our unaudited interim financial statements for the three-month period ended March 31, 2016 and our audited financial statements for the years ended December 31, 2015.

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Statement of Operations Data:

	For the Three Months	Year Ended
	Ended March 31, 2016	December 31, 2015
Revenues	$-	$-
Total general and administrative expenses	(1,799,520)	(7,296,798)
Total operating expenses	(1,902,868)	(8,036,995)
Other income (expense)	2,638	(719,272)
Net loss	$(1,900,230)	$(8,756,267)
Net Loss Per Share – Basic and Diluted	$(0.11)	$(0.81)
Weighted Average Number of Shares Outstanding - Basic and Diluted	17,351,957	10,872,526

Balance Sheet Data:

December 31, 2015
Cash and cash equivalents	$115,449
Total assets	162,366
Total current liabilities	288,775
Total liabilities	288,775
Total shareholders' equity (deficit)	$(126,409)
Total liabilities and shareholders' equity (deficit)	$162,366

Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

RISK FACTORS

The shares of our Common Stock being offered for resale by the Selling Shareholders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stocks. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock.

Risks Related to Our Financial Position and Capital Requirements

Our Independent Registered Public Accounting Firm has expressed substantial doubt as to our ability to continue as a going concern.

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The audited financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We believe that in order to continue as a going concern, including the costs of being a public company, we will need approximately $35,000 per year simply to cover the administrative, legal and accounting fees. We have funded these losses primarily through the sale of restricted shares of our Common Stock and the issuance of convertible notes, which have subsequently been converted into restricted shares of Common Stock.

Based on our financial statements for the years ended December 31, 2015 and 2014, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. To date we have not generated any revenue.

Notwithstanding our success in raising $approximately $1 million from the sale of equity and debt securities during the year ended December 31, 2015 and our sale of debt securities in June and July 2016 to Alpha and Firstfire, respectively, in the aggregate principal amount of $500,000, there can be no assurance that we will have adequate capital resources or be able to continue to raise equity and/or debt capital to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our plan of operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

Risks Associated With Our Business

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

Our wholly-owned subsidiary was incorporated under the laws of the State of Israel on February 17, 2010 and its DermaCompare was fully launched at the beginning of 2015 and has only recently commenced marketing DermaCompare. We are therefore in the very early stage of our marketing plan for Derma Compare. There can be no assurance at this time that we will be able to operate profitably or that we will have adequate working capital to meet our obligations as they become due. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	competition;
•	need for acceptance of our product - there can be no assured market for our product and there is no guarantee of orders or of physicians or patient acceptance;
•	ability to develop a brand identity;
•	ability to anticipate and adapt to a competitive market;
•	ability to effectively manage rapidly expanding operations;
•	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and
•	dependence upon key personnel to market and sell our product and the loss of one of our key managers may adversely affect the marketing of our product.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

DermaCompare may not be accepted in the marketplace.

Uncertainty exists as to whether our DermaCompare product will be accepted by the market without additional widespread doctor acceptance. A number of factors may limit the market acceptance of our DermaCompare product, including the availability of alternative products and the price of our DermaCompare product relative to alternative products. There is a risk that dermatologists or other physicians will be encouraged to continue to use other products and/or methods instead of ours. We are assuming that, notwithstanding the fact that our DermaCompare product is new in the market, dermatologists or other physicians will elect to use DermaCompare because it will permit to safe valuable physician’s time and more subjective analysis. While we intend to continue to build and gather data to demonstrate the benefit of our DermaCompare product, this data gathering may not be conclusive or may be viewed as insufficient by potential users such as dermatologists and other physicians.

Patients have to be persuaded that a certain level of intense self-imaging is justified for the anticipated benefit, but there is no assurance that sufficient numbers of patients will be convinced to enable a successful market to develop for our product.

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Our revenues will be dependent upon acceptance of our DermaCompare product by the market. The failure of such acceptance will cause us to curtail or cease operations.

Our revenues are expected to come from the sale of our one DermaCompare product. As a result, we will continue to incur operating losses until such time as sales of our DermaCompare product reaches a mature level and we are able to generate sufficient revenues from the sale of our DermaCompare product to meet our operating expenses. There can be no assurance that dermatologists or other physicians will adopt our DermaCompare product. In the event that we are not able to market and significantly increase the number of dermatologists or other physicians that purchase our DermaCompare product, or if we are unable to charge the necessary prices, our financial condition and results of operations will be materially and adversely affected.

Defects or malfunctions in our product could hurt our reputation, sales and profitability.

Our business and the level of customer acceptance of our DermaCompare product depend upon the effective and reliable operation of our one DermaCompare product. Our DermaCompare product is complex and is continually being modified and improved, and as such may contain undetected defects or errors when first introduced or as new versions are released. To the extent that defects or errors cause our DermaCompare product to malfunction and our customers’ use of our DermaCompare product is interrupted, our reputation could suffer and our potential revenues could decline or be delayed while such defects are remedied. We may also be subject to liability for the defects and malfunctions.

There can be no assurance that, despite our testing, errors will not be found in our DermaCompare product or new releases, resulting in loss of future revenues or delay in market acceptance, diversion of development resources, damage to our reputation, adverse litigation, or increased service and warranty costs, any of which would have a material adverse effect upon our business, operating results and financial condition.

Software failures, breakdowns in the operations of our servers and communications systems or the failure to implement system enhancements could harm our business.

Our success depends on the efficient and uninterrupted operation of our servers and communications systems. A failure of our network or data gathering procedures could impede the processing of data, delivery of databases and services, client data and day-to- day management of our business and could result in the corruption or loss of data. While all of our operations will have disaster recovery plans in place, they might not adequately protect us. Despite any precautions we take, damage from fire, floods, hurricanes, power loss, telecommunications failures, computer viruses, break-ins and similar events at our computer facilities could result in interruptions in the flow of data to our servers and from our servers to our clients. In addition, any failure by our computer environment to provide our required data communications capacity could result in interruptions in our service. In the event of a server failure, we could be required to transfer our client data collection operations to an alternative provider of server hosting services. Such a transfer could result in delays in our ability to deliver our products and services to our clients.

Additionally, significant delays in the planned delivery of system enhancements, improvements and inadequate performance of the systems once they are completed could damage our reputation and harm our business. Long-term disruptions in the infrastructure caused by events such as natural disasters, the outbreak of war, the escalation of hostilities and acts of terrorism, particularly involving cities in which we have offices, could adversely affect our businesses. Although, we plan to carry property and business interruption insurance for our business operations, our coverage might not be adequate to compensate us for all losses that may occur.

We face risks related to the storage of customers’ and their end users’ confidential and proprietary information.

Our DermaCompare product is designed to maintain the confidentiality and security of our customers’ and their end users’ confidential and proprietary data that are stored on our server systems, which may include sensitive personal data. However, any accidental or willful security breaches or other unauthorized access to these data could expose us to liability for the loss of such information, time-consuming and expensive litigation and other possible liabilities as well as negative publicity. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are difficult to recognize and react to. We may be unable to anticipate these techniques or implement adequate preventative or reactionary measures.

We might incur substantial expense to further develop our derma DermaCompare product that, once commercialized, may never become sufficiently successful.

Our growth strategy requires the successful launch of our DermaCompare product. Although management will take every precaution to ensure that our DermaCompare product will, with a high degree of likelihood, achieve commercial success, there can be no assurance that this will be the case. The causes for failure of our DermaCompare product once commercialized can be numerous, including:

•	market demand for our DermaCompare product proves to be smaller than we expect;
•	competitive products with superior performance either on the market or commercialized at the same time or soon after;

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•	further DermaCompare product development turns out to be more costly than anticipated or takes longer;
•	our DermaCompare product requires significant adjustment post commercialization, rendering the DermaCompare product uneconomic or extending considerably the likely investment return period;
•	additional regulatory requirements which extend the time to launch our DermaCompare product increase the overall costs of the development;
•	patent conflicts or unenforceable intellectual property rights; and
•	Dermatologists and other physicians may be unwilling to adopt and/or use our DermaCompare product.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

In recent years, there have been several changes in laws, rules, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley") and various other new regulations promulgated by the SEC and rules promulgated by the national securities exchanges.

The Dodd-Frank Act, enacted in July 2010, expands federal regulation of corporate governance matters and imposes requirements on publicly-held companies, including us, to, among other things, provide shareholders with a periodic advisory vote on executive compensation and also adds compensation committee reforms and enhanced pay-for-performance disclosures. While some provisions of the Dodd-Frank Act were effective upon enactment, others will be implemented upon the SEC’s adoption of related rules and regulations. The scope and timing of the adoption of such rules and regulations is uncertain and accordingly, the cost of compliance with the Dodd-Frank Act is also uncertain.

In addition, Sarbanes-Oxley specifically requires, among other things, that we maintain effective internal control over financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of Sarbanes-Oxley Act ("Section 404"), and our independent registered public accounting firm is required to attest to our internal control over financial reporting.

Our testing, or the subsequent testing by our independent registered public accounting firm may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expenses and expend significant management efforts. We currently have limited internal audit capabilities and will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

These and other new or changed laws, rules, regulations and standards are, or will be, subject to varying interpretations in many cases due to their lack of specificity. As a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Further, compliance with new and existing laws, rules, regulations and standards may make it more difficult and expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. Members of our board of directors and our principal executive officer and principal financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. We continually evaluate and monitor regulatory developments and cannot estimate the timing or magnitude of additional costs we may incur as a result.

We cannot be certain that we will obtain patents for our DermaCompare product and technology or that such patents will protect us from competitors.

We believe that our success and competitive position will depend in part on our ability to obtain and maintain patents for our DermaCompare product, which is both costly and time consuming. We still are in the process to evaluate the patent potentials of our DermaCompare product. Patent Offices typically requires 12-24 months or more to process a patent application. There can be no assurance that any of our potential patent applications will be approved. However, we have decided to launch our DermaCompare product without patent protection. There can be no assurance that any potential patent issued or licensed to us will provide us with protection against competitive products, protect us against changes in industry trends which we have may not have anticipated or otherwise protect the commercial viability of our product, or that challenges will not be instituted against the validity or enforceability of any of our future patents or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity of a patent and enforce it against infringement can be substantial. Even issued patents may later be modified or revoked by the Patent and Trademark Office or in legal proceedings. Patent applications in the United States are maintained in secrecy until the patent issues and, since publication of patents tends to lag behind actual discoveries, we cannot be certain that if we obtain patents for our product, we were the first creator of the inventions covered by a pending patent applications or the first to file patent applications on such inventions.

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DermaCompare product liability is inherent in the medical devices industry and insurance is expensive and difficult to obtain, we may be exposed to large lawsuits.

Our business exposes us to potential product liability risks, which are inherent in the marketing and sale of medical devices. While we will take precautions we deem to be appropriate to avoid product liability suits against us, there can be no assurance that we will be able to avoid significant product liability exposure. DermaCompare product liability insurance for the medical products industry is generally expensive. We plan to obtain product liability professional indemnity insurance coverage for our DermaCompare product. There can be no assurance that we will be able to obtain such coverage on acceptable terms, or that any insurance policy will provide adequate protection against potential claims. A successful product liability claim brought against us may exceed any insurance coverage secured by us and could have a material adverse effect on our results or ability to continue marketing our product.

We also plan to obtain Directors and Officers Liability Insurance and certain commercial and personal property insurance.

We may have to establish a reserve funds for potential warranty claims. If we experience warranty claims or if our repair and replacement costs associated with warranty claims will increase significantly, it would have a material adverse effect on our financial condition and results of operations.

We may need to raise additional capital to fund continuing operations and an inability to raise the necessary capital or to do so on acceptable terms could threaten the success of our business.

We currently anticipate that our available capital resources will be sufficient to meet our expected working capital and capital expenditure requirements for the nine-month ended September 30, 2016. We anticipate that we will require an additional $1.5 million during the next twelve months to fulfill our business plan. However, such resources may not be sufficient to fund the long-term growth of our business. If we determine that it is necessary to raise additional funds, we may choose to do so through strategic collaborations, licensing arrangements, public or private equity or debt financing, a bank line of credit, or other arrangements.

We cannot be sure that any additional funding will be available on terms favorable to us or at all. Any additional equity financing may be dilutive to our shareholders, new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock. Debt or equity financing may subject us to restrictive covenants and significant interest costs. If we obtain funding through a strategic collaboration or licensing arrangement, we may be required to relinquish our rights to our product or marketing territories. If we are unable to obtain the financing necessary to support our operations, we may be required to defer, reduce or eliminate certain planned expenditures or significantly curtail our operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

At present, we are a small company. We expect to experience a period of expansion in headcount, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate new managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

The loss of key personnel could adversely affect our business. We may not be able to hire and retain qualified personnel to support our growth.

Emerald Ltd’s success depends to a significant extent upon the efforts of Mr. Lior Wayn, its CEO, and other key senior employees and other key personnel. The loss of the services of such personnel could adversely affect our business and our ability to implement our growth plan. We cannot assure you that the services of the members of our management team will continue to be available to us, or that we will be able to find a suitable replacement for any of them. We do not have key man insurance on any members of our management team. If any member of our management team were to die and we are unable to replace either or both of them for a prolonged period of time, we may be unable to carry out our long term business plan and our future prospect for growth, and our business, may be harmed.

Our success is dependent upon our ability to attract, train, manage and retain sales, marketing and other qualified personnel. There is substantial competition for qualified personnel, and an inability to recruit or retain qualified personnel may impact our ability to implement our strategy to grow our business.

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We plan to grant stock options or other forms of equity awards in the future as a method of attracting and retaining employees, motivating performance and aligning the interests of employees with those of our shareholders. As of July 27, 2016, we had 3,199,719 Class A Warrants, 5,072,492 Class C Unit Warrants and 2,700,000 Class E Warrants outstanding. There are no other options and/or equity awards outstanding under existing equity compensation agreements or otherwise. The Class B Warrants and Class C Unit Warrants were issued to Consultants for bona fide services to the Company as discussed in more detail under the subheading "Sales of Unregistered Securities" in "Market For Common Equity and Related Stockholder Matters" below.

If we are unable to adopt, implement and maintain equity compensation arrangements that provide sufficient incentives, we may be unable to retain our existing employees and attract additional qualified candidates. If we are unable to retain our existing employees, including qualified technical personnel, and attract additional qualified candidates, our business and results of operations could be adversely affected.

Some of our competitors are more established and better capitalized than we are and we may be unable to establish market share.

Some of our competitors are well known, more established and better capitalized than we are. As such, they may have at their disposal greater marketing strength and economies of scale and, as they may have additional products which they sell to the same customers, have greater presence with these customer. They may also have more resources to expend on research and development to create more innovative products in competition with ours. Competition will also likely increase as or when the cost benefits of the Company’s DermaCompare product are established and proven. Accordingly, we may not be successful in competing with them for market share.

We may license or collaborate with third parties in various potential markets.

We believe collaboration will allow us to leverage our resources and to access new markets while avoiding the cost of establishing or maintaining a direct sales force in each market. We may incur significant costs in the use of third parties to identify and assist in establishing relationships with potential collaborators. We currently have no direct sales force. We plan to sell our DermaCompare product first in the dermatology market in Israel, and we intend to slowly later expand geographically in the US and Europe.

To penetrate our target markets, we may need to enter into collaborative agreements to assist in the commercialization of our DermaCompare product. We may choose to license our DermaCompare product for distribution to a third party as opposed to pursuing commercialization ourselves. Establishing strategic collaborations is difficult and time-consuming. Potential collaborators may reject collaborations based upon their assessment of our financial or intellectual property position and our internal capabilities. Discussions with potential collaborators may not lead to the establishment of collaboration agreements on favorable terms and may have the potential to provide collaborators with access to our key intellectual property. We may have limited control over the amount and timing of resources that any future collaborators devote to our DermaCompare product. These collaborators may breach or terminate their agreements with us or otherwise fail to conduct their collaborative activities successfully and in a timely manner. By entering into collaboration, we may preclude opportunities to collaborate with other third parties who do not wish to associate with our existing third party strategic partners. Moreover, in the event of termination of a collaboration agreement, termination negotiations may result in less favorable terms.

Our future sales in international markets will subject us to foreign currency exchange and other risks and costs which could harm our business.

We expect that a substantial portion of our future revenues will be derived from outside Israel; primarily the US and Europe. We will be subject to the effects of exchange rate fluctuations. Our functional currency is the Israel Shekel. For the preparation of our consolidated financial statements, the financial results are translated into U.S. dollars using average exchange rates during the applicable period. If the U.S. dollar appreciates against the Shekel, as applicable, the revenues we recognize from sales will be adversely impacted. Foreign exchange gains or losses as a result of exchange rate fluctuations in any given period could harm our operating results and negatively impact our revenues. Additionally, if the effective price of our products were to increase as a result of fluctuations in foreign currency exchange rates, demand for our DermaCompare products could decline and adversely affect our results of operations and financial condition.

We intend not to use hedging strategies to help offset the effect of fluctuations in foreign currency exchange rates. Movements in foreign currency exchange rates could impact our financial results positively or negatively in one period and not another, making it more difficult to compare our financial results from period to period.

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The healthcare industry is subject to changing policies and procedures, we may find it difficult to continue to compete in an uncertain environment.

The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operations of healthcare industry participants. During the past several years government regulation of the healthcare industry has changed significantly in several countries. Healthcare industry participants may react to new policies by curtailing or deferring use of new products, including our DermaCompare product. This could substantially impair our ability to successfully market our DermaCompare product, which would have a material adverse effect on our business prospects.

The market success of our DermaCompare product may be dependent in part upon third-party reimbursement policies that are often subject to change.

Our ability to successfully penetrate the market with our DermaCompare product may, to some extent, depend on the availability of reimbursement to individuals for using our DermaCompare product from third-party payers, such as governmental programs, private insurance and private health plans. There is no guarantee that users of our DermaCompare product get reimbursed or that a change in the future of levels of reimbursement to individuals and hospitals, if any, will be high enough to allow us to charge a reasonable profit margin. If levels of reimbursement are decreased in the future, the demand for our DermaCompare product could diminish or our ability to sell our DermaCompare products on a profitable basis could be adversely affected.

We may not be able to successfully expand our business through acquisitions.

We review corporate and product line acquisition candidates as a part of our growth strategy. If we decided to undertake an acquisition, we may not be able to successfully integrate it in order to realize the full benefit of such acquisition. Factors which may affect our ability to grow successfully through acquisitions include:

•	inability to identify suitable targets given the relatively narrow scope of our business;
•	inability to obtain acquisition or additional working capital financing due to our financial condition;
•	difficulties and expenses in connection with integrating the acquired companies and achieving the expected benefits;
•	diversion of management’s attention from current operations;
•	the possibility that we may be adversely affected by risk factors facing the acquired companies;
•	acquisitions could be dilutive to earnings, or in the event of acquisitions made through the issuance of our common shares to the shareholders of the acquired company, dilutive to our existing shareholders;
•	potential losses resulting from undiscovered liabilities of acquired companies not covered by the indemnification we may obtain from the seller; and
•	loss of key employees of the acquired companies.

Risks Related to Our Common Stock

In addition to Put Shares that may be in the future issued to Kodiak under the Equity Agreement and the Shares underlying the Notes and Class A and Class B warrants under the Securities Purchase Agreements, the Company currently has outstanding warrants and convertible notes, the exercise and conversion of which may be expected to dilute the value of our shares.

As of July 27, 2016 and excluding the securities that are being registered hereunder, we had outstanding: (i) Class A Warrants exercisable to purchase 3,199,719 shares of Common Stock at an exercise price of $0.80 per Share for two years; (ii) Class C Unit Warrants are exercisable to purchase 5,072,492 units at an exercise price of $0.40, each unit consisting of one share of Common Stock and one Class A Warrant at an exercise price of $0.80, for a period of ninety (90) days commencing ninety (90) days after January 21, 2016 effective date of the separate registration statement filed for the benefit of other selling shareholders for a total of 6,791,047 Shares; and (iii) Class E Warrants exercisable to purchase 2,700,000 Shares, in three equal tranches of 900,000 Shares, at an exercise price of $0.0001 per Share.

Pursuant to this Registrations Statement, of which this Prospectus is a part, we are registering a total of 6,266,250 Shares of Common Stock including up to: (i) 2,060,000 Put Shares; (ii) 1,350,000 Shares underlying conversion of the Notes; (iii) 2,700,000 Shares underlying exercise of the Class A and Class B Warrants and 306,250 Commitment Shares issued to the Selling Shareholders. To the extent any of the currently outstanding warrants are exercised and any additional warrants and/or new options are granted and subsequently exercised, there will be further dilution to shareholders. Until the warrants expire, these warrant holders will have an opportunity to profit from any increase in the market price of our Shares without assuming the risks of ownership. Holders of outstanding warrants may exercise these securities at a time when we could obtain additional capital on terms more favorable.

The exercise price of the warrants will dilute the voting interest of the owners of presently outstanding shares by adding a substantial number of additional Shares of our Common Stock. We have reserved Shares of Common Stock for issuance upon the exercise of the warrants and may increase the Shares reserved for these purposes in the future.

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The Shares of our Common Stock which are issuable upon the exercise of any outstanding warrants may be sold in the public market pursuant to Rule 144, if applicable. The sale of our common stock issued or issuable upon the exercise of the warrants and options described above, or the perception that such sales could occur, may adversely affect the market price of our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our Common Stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Our Chief Executive Officer and Directors own approximately 35% of our common stock and may be able to influence the outcome of shareholder votes and their interests may differ from other shareholders.

As of July 27, 2016, our chief executive officer and directors beneficially own 7,061,329 Shares of our Common Stock representing approximately 36% of our outstanding Shares, excluding Shares underlying the Class E Warrants, the exercise of which are subject to certain Milestones which are not expected to be reached within 60 days. Subject to any fiduciary duties owed to our other shareholders under Delaware law, these shareholders may be able to exercise significant influence over matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Some of these persons may have interests that are different from yours. For example, these shareholders may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of the Company or otherwise discourage a potential acquirer from attempting to obtain control of the Company, which in turn could reduce the price of our stock. In addition, these shareholders could use their voting influence to maintain our existing management and directors in office, delay or prevent changes in control of the Company, or support or reject other management and board proposals that are subject to shareholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing shareholders.

We are authorized to issue 490,000,000 shares of Common Stock, $0.0001 par value per share, of which, as of July 27, 2016, 19,805,711 Shares of Common Stock were issued and outstanding. Additional Shares may be issued by our board of directors without further shareholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other shareholders. In addition, issuances of large numbers of shares may adversely affect the market price of our Common Stock.

Our Certificate of Incorporation authorizes 10,000,000 shares of preferred stock, $0.0001 par value per share of which none were issued and outstanding as of the date of this registration statement. The board of directors is authorized to provide for the issuance of these unissued shares of preferred stock in one or more series, and to fix the number of shares and to determine the rights, preferences and privileges thereof. Accordingly, the board of directors may issue preferred stock which may convert into large numbers of shares of Common Stock and consequently lead to further dilution of other shareholders.

We have never paid cash dividends and do not anticipate doing so in the foreseeable future.

We have never declared or paid cash dividends on our common shares. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

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Our Common Stock is subject to the "Penny Stock" rules of the SEC and the trading market in our stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	Obtain financial information and investment experience objectives of the person; and
•	Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Financial Industry Regulatory Authority, Inc. ("FINRA") sales practice requirements may limit a shareholder’s ability to buy and sell our Common Stock.

In addition to the "penny stock" rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our stock is thinly traded, sale of your holding may take a considerable amount of time.

The shares of our Common Stock are thinly-traded on the OTCQB Market, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our shareholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate shareholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

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If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

We are required to comply with certain provisions of Section 404 of the Sarbanes-Oxley Act of 2002 and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards.

We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. In the event that our Chief Executive Officer or Chief Financial Officer determine that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

Our share price could be volatile and our trading volume may fluctuate substantially.

The price of our common shares has been and may in the future continue to be extremely volatile, with the sale price fluctuating from a low of $0.44 to a high of $2.24 since 2012. Many factors could have a significant impact on the future price of our common shares, including:

•	our inability to raise additional capital to fund our operations;
•	our failure to successfully implement our business objectives and strategic growth plans;
•	compliance with ongoing regulatory requirements;
•	market acceptance of our product;
•	changes in government regulations;
•	general economic conditions and other external factors; and
•	actual or anticipated fluctuations in our quarterly financial and operating results; and the degree of trading liquidity in our common shares.

Our annual and quarterly results may fluctuate, which may cause substantial fluctuations in our common stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on factors including the timing of purchase orders, new product releases by us and other companies, gain or loss of significant customers, price discounting of our product, the timing of expenditures, product delivery requirements and economic conditions. Revenues related to our product are required to be recognized upon satisfaction of all applicable revenue recognition criteria. The recognition of revenues from our product is dependent on a number of factors, including, but not limited to, the terms of any license agreement and the timing of implementation of our products by our customers.

Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

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Delaware law contains provisions that could discourage, delay or prevent a change in control of our company, prevent attempts to replace or remove current management and reduce the market price of our stock.

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a merger or acquisition involving us that our shareholders may consider favorable. For example, our certificate of incorporation authorizes our board of directors to issue up to ten million shares of "blank check" preferred stock. As a result, without further shareholder approval, the board of directors has the authority to attach special rights, including voting and dividend rights, to this preferred stock. With these rights, preferred shareholders could make it more difficult for a third party to acquire us.

We are also subject to the anti-takeover provisions of the DGCL. Under these provisions, if anyone becomes an "interested shareholder," we may not enter into a "business combination" with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change in control of us. An "interested shareholder" is, generally, a shareholder who owns 15% or more of our outstanding voting stock or an affiliate of ours who has owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in the DGCL.

USE OF PROCEEDS

Other than the proceeds to the Company on the issuance and sale of Put Shares to Kodiak and from the exercise by Selling Shareholders of Class A and Class B Warrants, we will not receive any proceeds from the sale of Common Stock by the Selling Shareholders. All of the net proceeds from the sale of our Common Stock will go to the Selling Shareholders as described below in the sections entitled "Selling Security Holders" and "Plan of Distribution." We have agreed to bear the expenses relating to the registration of the Common Stock for the Selling Shareholders, which expenses are estimated to be approximately $35,000.

This Prospectus relates to Put Shares that may be offered and sold from time to time by Kodiak. We will not receive any proceeds upon the sale of Shares by Kodiak in this offering. However, we may receive gross proceeds of up to $1,000,000 under the Equity Agreement, assuming that we sell the full amount of 2,060,000 Put Shares that we have the right, but not the obligation, to sell to Kodiak thereunder. This Prospectus also relates to Shares underlying the conversion of the Notes. We currently expect to use the net proceeds of approximately $500,000 from the sale of the Notes, and $1,984,500 assuming the exercise of the Warrants and $550,000 from the Publicis Groupe Grand Prix Award. See “Plan of Distribution” elsewhere in this Prospectus for more information. We will have broad discretion in determining how we will allocate the proceeds from the sale of any Put Shares to Kodiak and from the exercise of the Class A and Class B Warrants. However, we are not obligated to sell any Put Shares to Kodiak nor is there any assurance that either Alpha, Chi Squared and/or Firstfire will exercise any of the Class A and/or Class B Warrants.

Even if we sell a majority of the Put Shares to Kodiak pursuant to the Equity Agreement and a majority of the Class A and Class B Warrants are exercised, of which there can be no assurance, we still may need to obtain additional financing in the future in order to fund our current and future planned operations. We may seek additional capital in the private and/or public equity markets. We are evaluating additional equity financing opportunities on an ongoing basis and may execute them when appropriate. However, there can be no assurances that we can consummate such a transaction, or consummate a transaction at favorable pricing.

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DETERMINATION OF OFFERING PRICE

The Selling Shareholders may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.

DILUTION

The Common Stock to be sold by the Selling Shareholders as provided in the "Selling Security Holders" section is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The following table sets forth the: (i) Shares beneficially owned, as of July 27, 2016, by the Selling Shareholders prior to the offering contemplated by this Prospectus; (ii) the number of Shares the Selling Shareholders are offering by this Prospectus, including the Put Shares, Commitment Shares and Shares underlying the Conversion of the Notes and exercise of the Warrants; and (iii) the number of Shares it would own beneficially if all such offered Shares are sold.

Beneficial ownership is determined in accordance with rules of attribution as promulgated by the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 19,805,711 Shares of our Common Stock issued and outstanding as of July 21, 2016. Other than the Commitment Shares described in this Prospectus under “Description of Securities to be Registered” and "Description of Equity Purchase Agreement and Securities Purchase Agreements," the Selling Shareholders do not hold any Shares of our Common Stock.

		Percentage of Outstanding					Percentage of
	Shares Beneficially	Shares Beneficially				Number Of Shares	Outstanding Shares
	Owned Before this	Owned Before this		Shares to be Sold in this		Beneficially Owned After	Beneficially Owned
Selling stockholders	Offering	Offering		Offering(2)		this Offering	After this Offering
Kodiak Capital Group, LLC (4)	150,000		(1)	2,060,000		0	0
Alpha Capital Anstalt (5)	125,000		(1)	3,125,000	(3)	0	0
Chi Squared Capital Inc. (6)	0	0		300,000		0	0
Firstfire Global Opportunities Fund, LLC (7)	31,250		(1)	781,250	(3)	0	0
Total	306,250			6,266,250		0

(1)	Less than 1% based on 19,805,711 outstanding shares of our common stock as of July 27, 2016, representing Commitment Shares.
(2)	The actual sales dates and sales prices of the Put Shares pursuant to the Equity Agreement are estimated for the purposes of this Prospectus to be 2,060,000 Shares of Common Stock. In addition, the actual conversion dates and conversion prices under the Notes and the exercise dates and exercise prices under the Warrants pursuant to the Securities Purchase Agreements are subject to downward adjustment and is therefore unknown. Accordingly, the actual Put Shares and the Shares underlying the Notes and the Warrants may be more or less than the amount of shares being registered herein.
(3)	Includes 1,350.000 Shares of Common Stock issuable upon conversion of the Notes, assuming a conversion price of $0.40. Also includes 2,700,000 Shares of Common Stock issuable on exercise of the Warrants, assuming an exercise price of $0.735. Both the conversion price and the exercise price are subject to downward adjustment to the lesser of 77.5% of the average of the VWAPs for the five (5) Trading Days immediately following certain dates.
(4)	Kodiak, a Delaware limited liability company owned and controlled by Ryan C. Hodson. Kodiak Capital Group, LLC and is not a broker-dealer or affiliate of a broker dealer. Kodiak's address is 260 Newport Center Drive, Newport Beach, CA 92660.
(5)	Alpha, organized under the laws of Liechtenstein, is owned and controlled by Konrad Ackermann, a resident of Liechtenstein. Alpha is not a broker-dealer or affiliate of a broker dealer. Alpha's address is Lettstrasse 32, 9490 Vaduz, Liechtenstein
(6)	Chi Squared, organized under the laws of New Jersey, is owned and controlled by Yosef Milgrom, a resident of New Jersey. Chi Squared is not a broker-dealer or affiliate of a broker dealer. Its address is 255 Churchill Road, Teaneck, NJ 07666.
(7)	Firstfire, a New York limited liability company owned and controlled by Eli Fireman. The address of the Selling Shareholder is 1040 1st Avenue, Suite 190, New York, NY 10022.

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None of the Selling Shareholders has any material relationship with the Company or its subsidiary nor are any of the Selling Shareholders or their beneficial owners officers or directors of the Company or its wholly-owned Israeli subsidiary, Emerald Medical Applications Ltd nor have they:

-	had a material relationship with us other than as a shareholder at any time within the past three years; or
-	ever been one of our officers or directors or an officer or director of our predecessors or affiliates;
-	are broker-dealers or affiliated with broker-dealers.

The Selling Shareholders shall not have the right to: (i) purchase the Put Shares, in the case of Kodiak; or (ii) convert the Notes or exercise the Warrants, in the case of Alpha, Chi Squared or Firstfire, to the extent that after giving effect to the purchase of the Put Shares or the conversion of the Note and/or exercise of the Warrants, such Selling Shareholder (together with the their affiliates, and any persons acting as a group together with the Selling Shareholder or any of their affiliates) would beneficially own a number of Shares of Common Stock which would exceed 4.99%, or with 61 day’s notice, 9.99% of our then outstanding Common Stock following such purchase, conversion or exercise. See "Plan of Distribution" below.

PLAN OF DISTRIBUTION

We are registering a total of 6,266,250 Shares of Common Stock in this Prospectus, including: (i) 2,060,000 Put Shares in connection with the Equity Agreement with Kodiak; and (ii) 4,050,000 Shares in connection with the separate Securities Purchase Agreements with Alpha and Firstfire, including Shares issued upon conversion of the Notes and upon exercise of the Warrants, as well as 306,250 Commitment Shares, in order to permit the resale of these Shares by the Selling Shareholders from time to time after the effective date of this Registration Statement. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the Shares of Common Stock.

The Selling Shareholders may sell all or a portion of the Shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Shares of Common Stock are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The Shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the Selling Shareholders effect such transactions by selling Shares of Common Stock to or through underwriters, broker- dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker- dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Shares of Common Stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Shares of Common Stock in the course of hedging in positions they assume. The Selling Shareholders may also sell Shares of Common Stock short and deliver Shares of Common Stock covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Shares of Common Stock to broker-dealers that in turn may sell such shares.

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The Selling Shareholders may pledge or grant a security interest in some or all of the Shares of Common Stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares of Common Stock from time to time pursuant to this Prospectus or any amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this Prospectus. The Selling Shareholders also may transfer and donate the Shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

The Selling Shareholders and any broker-dealer participating in the distribution of the Shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Shares of Common Stock is made, a Prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling shareholder will sell any or all of the Shares of Common Stock registered pursuant to the registration statement, of which this Prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Shares of Common Stock by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Shares of Common Stock to engage in market-making activities with respect to the Shares of Common Stock. All of the foregoing may affect the marketability of the Shares of Common Stock and the ability of any person or entity to engage in market- making activities with respect to the Shares of Common Stock.

We will pay all expenses of the registration of the Shares of Common Stock pursuant to the Registration Rights Agreements with the Selling Shareholders, estimated to be $35,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a Selling Shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Shareholder specifically for use in this Prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this Prospectus forms a part, the Shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 500,000,000 shares of capital stock, $0.0001 par value per share, consisting of 10,000,000 shares of Preferred Stock and 490,000,000 shares of Common Stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock, $0.0001 par value per share. As of July 27, 2016, no preferred shares issued and outstanding. The Board of Directors has the authority to establish one or more series of Preferred Stock and fix relative rights and preferences of any series of Preferred Stock.

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Common Stock

We are authorized to issue 490,000,000 shares of Common Stock, $0.0001 par value per share. As of July 27, 2016, we had 19,805,711 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Outstanding Warrants

The following tables summarize information of outstanding warrants as of July 27, 2016:

Warrants Outstanding Prior to the Securities Purchase Agreements

	Warrants	Warrant Term		Exercise Price		Exercisable
Investors - Class A Warrants (1)	3,199,719	2 years		$0.80		3,199,719
Investors - Class C Warrants (2)	5,072,492		(3)		$(3)	5,072,492
Lior Wayn - Class E Warrants (3)	2,700,000		(4)	0.0001		2,700,000
Additional Class A Warrants (4)	1,350,000	5 years		$0.735		1,350,000
Additional Class B Warrants (4)	1,350,000	5 years		$0.735		1,350,000

(1) The Class A Warrants were issued in connection with a private placement in reliance upon Regulation S, pursuant to which the Registrant sold a total of 3,199,719 units at a price of $0.40 per unit (the "Units"), each Unit comprised of one Share and one Class A Warrant exercisable at $0.80 per share with a term 24 months. While all of the Class A Warrants are exercisable within 60 days, in fact, none of these warrants will be exercised for the foreseeable future, based upon the exercise price of $0.80 per Share.

(2) The Class C Unit Warrants were issued to consultants for bona fide services to the Company, and each Unit is exercisable at a price of $0.40 to purchase one Share of Common Stock and one Class A Warrant which, in turn, is exercisable to purchase one additional Share at a price of $0.80. The Class C Unit Warrants expire ninety (90) days after the effective date of this Registration Statement.

(3) The Class E Warrants were issued by the Registrant to Lior Wayn in connection with the Closing of the Share Exchange Agreement. The Class E Warrants are exercisable to purchase a total of 2,700,000 Shares, in three equal tranches of 900,000 Shares each (the "Tranches") at an exercise price of $0.0001 per Share, subject to and within 45 days of the Registrant achieving the milestones defined in the table below (the "Milestones").

(4) The Additional Class A Warrants and Class B Warrants were issued to the Selling Shareholders in connection with the Securities Purchase Agreements dated June 20, 2016 and July 7, 2016, respectively.

Milestone	Description
First	The Registrant, on a consolidated basis, obtaining five (5) medical service providers (e.g., hospitals, clinics, etc.) as pilot customers within two years of Closing.
Second	The Registrant, on a consolidated basis, reaching an agreement with an insurer or medical service provider (e.g., insurance company or HMO), insuring or serving at least 300,000 customers, within two years of Closing.
Third	The Registrant, on a consolidated basis,, reaching gross revenue of $1,000,000 within any period of twelve consecutive months in which the aggregate gross revenue that may be attributed to the last three months of such period shall not be less than $400,000, within three years of Closing.

Warrants Issued Pursuant to the Securities Purchase Agreements

	Warrants	Warrant Term	Exercise Price (1)	Exercisable
Alpha and Firstfire Class A Warrants	1,350,000	18 months	$0.735	1,350,000
Alpha and Firstfire Class B Warrants	1,350,000	18 months	$0.735	1,350,000

(1) The Class A and the Class B warrants are exercisable at the lesser of: (i) $0.735; or (ii) 77.5% of the average of the VWAPs for the five (5) Trading Days immediately following the first to occur of (A) the 185th calendar day after the first effective date of the Registration Statement and (B) the 275th calendar day after the Issuance Date, whichever is lower, subject to adjustment in the event of certain corporate actions.

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Options

There are no outstanding options to purchase our Shares of Common Stock.

Transfer Agent and Registrar

The transfer agent of our Common Stock is Transfer Online, 512 SE Salmon Street, Portland, OR 97214-3444, Phone: (503) 227- 2950.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Thomas J. Craft, Jr., Esq., P.O. Box 4143, Tequesta FL 33469, will pass on the validity of the Common Stock being offered pursuant to this Registration Statement.

The unaudited interim financial statements as of March 31, 2016 and the audited financial statements for the years ended December 31, 2015 and 2014 included in this Prospectus and the Registration Statement have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Common Stock offered by Selling Shareholders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

DESCRIPTION OF BUSINESS

Recent Developments

On July 7, 2016, Emerald's DermaCompare™ skin cancer screening application was awarded first prize over 3,500 other competing tech companies in the Publicis Groupe 90 initiative at the inaugural edition of Viva Technology Paris, France. Upon awarding Emerald the Grand Prix during his closing speech, Maurice Lévy, Chairman & CEO of Publicis Groupe said, "The choice has been relatively easy, because when we went through all the marks and called the judges, you [DermaCompare™] came number one by any measure... It's a competition that you have won formidably... I hope now that you will save lives... congratulations." The Grand Prix award received by Emerald includes financing in the amount of 500,000 Euros or approximately $550,000.

In addition to the Publicis Groupe Award, on April 20, 2016, Emerald was awarded the third prize out of twenty-five other competing tech companies at the inaugural Innovation Competition Of International Talents held in Shenzhen, China. The Competition, which was hosted by the Shenzhen Economic and Trade Office (SETO), the first Special Economic Zone in China and China's largest export city, as well as the center for innovation and entrepreneurship in China, featured 25 technology project finalists, selected from 1500 entries in five preliminary competitions held in Australia, Germany, Israel, Japan and the United States. The DermaCompare™ application and software technology was awarded its third place award in the Competition after it was awarded 2nd place, among 300 leading Israeli entrants in the regional Israeli competition.

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Terem Agreement

On February 21, 2016, the Registrant announced the entry into a cooperation agreement with Terem, one of Israel's largest community- based, emergency healthcare providers with 17 medical facilities, serving over 700,000 patients throughout Israel.

Starting in July 2016, the Registrant began to offer its DermaCompare™ technology at each of Terem's clinics throughout Israel. offering advanced dermatological examinations, diagnosis and treatment led by a leading professional Dermatologists.

DermaCompare™ is the Registrant's FDA approved, HIPPA compliant, cloud-based, artificial, intelligence technology using Total Body Photography imaging which is capable of being automatically compared to a patient's previous images to support the physician's diagnosis and detect the presence of Melanoma in its earliest stages.

Brazil Agreement

On April 14, 2016, the Registrant announced that DermaCompare was selected as the Israeli technology "most likely to succeed in Brazil" by the Israel - Brazil Chamber of Commerce and further announced that it had entered an exclusive agreement with Laser Brazil Technology (LBT), a leading distributor of dermatologic medical equipment in Brazil. The agreement provides LBT with exclusive distribution rights for the Company's DermaCompare to dermatologists throughout Brazil for a period of three years. In order to maintain the exclusivity, LBT must generate a minimum of $7 million in revenue for the Company.

Overview

Our wholly-owned subsidiary, Emerald Medical Applications Ltd., was organized as a privately-owned company under the laws of the State of Israel on February 17, 2010. Emerald Ltd is digital health startup company engaged in the development, sale and service of imaging solutions utilizing its proprietary DermaCompare software that it developed for use in derma imaging and analytics ("DermaCompare"). Emerald Ltd believes that its proprietary DermaCompare software represents an advancement in skin cancer screening that should enable physicians to more readily identify and monitor changes in their patients’ skin characteristics.

Emerald Ltd’s DermaCompare solution allows dermatologists and other medical care professionals, using a set of 25 total body photography ("TBP"), to capture sets of skin lesion images with, among other devices, digital cameras, camera-equipped smart phones or tablets. These images are then transmitted online and are remotely analyzed by professionals using our DermaCompare software.

Our sales and marketing plan, which has already commenced, is to sell licenses for our DermaCompare imaging software to: NHSs, HMOs, health insurance companies, hospitals and medical clinics through distributers, health care channel partners or directly through independent salespersons and/or web purchase to dermatologists and other physicians (GPs) that we expect to purchase licenses based on the number of potential numbers of patients.

In furtherance of our business plan, which has resulted in us becoming an operating company, Emerald Ltd has entered into a series of agreements with unaffiliated third parties for the distribution of its DermaCompare Technology, as follows:

1. On August 12, 2013, Emerald Ltd entered into a distribution arrangement with Derma Italy Sri, organized under the laws of the Italy ("Derma Italy"), pursuant to which Derma Italy was granted exclusive distribution rights in Italy;

2. On December 1, 2013, Emerald Ltd entered into a distribution agreement with S. Bokhorst - Creatiekracht, organized under the laws of the Netherlands, pursuant to which S. Bokhorst was granted exclusive distribution in the Netherlands;

3. On February 6, 2014, Emerald Ltd entered into a distribution agreement with Medical Edge Pty Ltd, organized under the laws of Australia ("Medical Edge"), pursuant to which Medical Edge was granted exclusive distribution rights in the markets of Australia, New Zealand and Oceania;

4. On January 14, 2015, Emerald Ltd entered into a Project Agreement with Realize S.A. and Ubitech, entities engaged in IT related to medical technology in Greece, and MEDISP and MPUoP, academic and research institutes in Greece (collectively, the "Greek Partners"). Emerald Ltd and the Greek Partners anticipate imminent grants from the Office of Chief Scientist of the State of Israel and the General Secretariat for Research and Technology of Greece, respectively, the proceeds of which will be used for further development of enhanced smartphone applications utilized by physician's in supporting their diagnosis of early stage Melanoma.

Utilizing capital raised prior to and subsequent to the closing of the Share Exchange Agreement, Emerald Ltd completed the development of a commercial model of its DermaCompare Product and has commenced marketing efforts. Emerald Ltd is continuing to negotiate additional distribution agreements for territories including North America, Latin America, Southern Africa, Israel and elsewhere in Europe, among other countries and regions. We believe to generate revenues from our DermaCompare Technology during the first half of fiscal 2016. Emerald Ltd is continuing to work on development of the "next generation" DermaCompare Technology, with enhanced features.

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Notwithstanding our belief that DermaCompare represents a significant advance on existing technologies, there are a number of potential difficulties that we might face, including the following:

●	We may not be able to raise sufficient additional funds to fully implement our business plan;
●	Competitors may develop alternatives that render our DermaCompare software solution redundant or unnecessary;
●	We may not obtain and maintain sufficient protection of our intellectual property;
●	Our DermaCompare software may be shown to have characteristics that indicate it may be ineffective;
●	Our DermaCompare may not be accepted by physicians including dermatologists and the medical community in general; and
●	Strict government regulations and inappropriate reimbursement policies, especially in emerging economies, may hinder the growth of the dermatology device market.

During the twelve months ended December 31, 2015, we raised $989,974 in equity and debt capital and we may be expected to require up to an additional $1.5 million in capital during the next 12 months to fully implement our business plan and fund our operations.

Overview of Melanoma

Melanoma is a type of skin cancer which forms from melanocytes (pigment-containing cells in the skin), is very aggressive cancer and, at present, there is no cure for Melanoma.

In women, the most common location is the legs. Melanomas in men are most commonly located on the back. It is particularly common among Caucasians, especially northern Europeans and northwestern Europeans, as well as those living in sunny climates. Melanoma rates are higher in Oceania, North America, Europe, Southern Africa, and Latin America. This geographic pattern reflects the primary cause of Melanoma, ultraviolet light (UV) exposure in conjunction with the amount of skin pigmentation in the population. Melanocytes produce the dark pigment, melanin, which is responsible for the color of skin. These cells predominantly occur in skin, but are also found in other parts of the body, including the bowel and the eye. Melanoma can originate in any part of the body that contains melanocytes.

The treatment includes surgical removal of the tumor. If Melanoma is detected early, while it is still relatively small and thin in depth, and provided that it is timely removed or otherwise treated, the cure rates are very high. The likelihood that the Melanoma will reoccur or spread depends on how deeply it has penetrated into the layers of the skin. For Melanomas that come back or spread, treatments include chemo- and immunotherapy and/or radiation therapy. According to National Cancer Institute statistics, the survival rates in the US after five years are is on average 91%.

While Melanoma is less common than other types of skin cancer, it is far more serious if it is not detected in its early stages. Melanoma causes the vast majority of deaths related to skin cancer. Globally, in 2012, that most recent year for which statistics have been reported, Melanoma occurred in 232,000 people and resulted in 55,000 deaths according to the World Cancer Report 2014 of the World Health Organization ("WHO").

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It is estimated that 420 million people across the globe are at high risk of Melanoma (See RED in Image).

The Dermatology Device Market

Various devices are used by dermatologists and surgeons to diagnose skin disorders and accurately determine the types of conditions and the treatments required. At present, the dermatology devices market consists of two segments:(i) diagnostic devices market; and (ii) treatment devices market. Our Product is part of the diagnostic device market aimed to be an intelligent decision support system (IDSS) designed to increase the speed and accuracy of skin disorder diagnosis at an early stage.

The respected research firm, "MarketsandMarkets.com," has forecast that the global market for dermatology devices to grow from $6.6 billion in 2014 to $11.3 billion by 2019 and the market in North America, a primary market that we hope to compete in, is expected to reach approximately $5.2 billion by 2019. The key factors expected to drive the forecasted growth are: (i) a rise in skin disorder incidence; (ii) an increase in awareness of available aesthetic procedures; (iii) advances in technology and rising prices; and (iv) the recognition by the population of the harmful effects of to exposure to the sun on skin. All of the forgoing are major contributing factors towards the increasing number of people that become more skin and health conscious.

The global dermatology devices market includes two distinct segments:

•	Diagnostic devices, such as dermatoscopes, microscopes and imaging techniques; and
•	Applications of these diagnostic devices, such as imaging processing software, skin cancer diagnosis-supporting technology, hair removal and wrinkle removal

Based on the 2014 MarketsandMarkets.com report, imaging techniques accounted for the largest share of the diagnostic devices segment. Skin cancer diagnosis technologies represents the largest share of the device applications market.

The global dermatology devices market is expected to grow faster due to the increasing number of people suffering from skin-related disorders and the number of people opting for less invasive cosmetic surgeries. These are important factors contributing to the increasing demand of dermatology devices, which, in turn, is expected to contribute to demand for our DermaCompare software solution.

Dermatology devices and respective applications are rapidly gaining popularity not only due to their major role in aesthetic but also the rising numbers of skin disorders such as vascular and pigmented lesions, skin cancer, acne problems and others conditions that vary in different regions of the world.

Geographically, we plan to cover four major regions including North America, Europe, Australia and the increasing market in major Asian countries including China, India and Japan, among others. Rising occurrence of skin related ailments along with technological advancements and higher healthcare expenditures have resulted in North America being the largest market for dermatology devices. This trend is expected to continue. In Australia, Melanoma is the fourth most common cancer with 1 in 14 males and 1 in 23 females expected to develop melanomas during their life time. Its incidence has been increasing by approximately 16% in males and approximately 24% in females over the next decade, according to a report by National Health and Medical Research Council (NHMRC) and New Zealand Guidelines Group (NZGG). The Asian-Pacific market is anticipated to be most profitable due to highly untapped opportunities, rising public and physician awareness and improvement in healthcare infrastructure. Skin disorders such as acne, Melasma, dermatitis, skin warts, lesions and moles, especially in China and India, are projected to drive the Asian market.

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Our Market Opportunity

The challenge for dermatologists is the detection of skin cancer in its early stages, which is crucial for patient survival. Approximately 60% of melanomas occur as a result of a new mole, while the remaining 40% are the result of a mole that has changed. Since the human body dynamically changes over time, dermatologists are still using manual techniques, which are time-consuming and, as a result, costly, often inaccurate and not readily available for population-wide screening. The most recent innovation in the skin cancer detection field is Total Body Photography ("TBP"), typically a set of 25 photos that cover the entire skin surface of the patient, and was adopted by dermatologists approximately fifteen years ago. At present, dermatologists recommend doing TBP on a yearly basis, comparing the photographs and detecting the key differences.

We believe that the most significant research in skin cancer detection over the last decade has been conducted principally in the state of Schleswig-Holstein, Germany. This has involved the use of manually taken TBP which, from an efficacy study performed for the early detection of skin cancer, found a 30% increase in the early discovery of skin cancer, resulting in approximately 90% of melanomas being diagnosed at an early stage and with mortality rates decreasing by approximately 50% of that expected five years after the study. As a result of the study, since 2008, the country has mandated a nationwide statutory plan for a bi-annual early screening of skin cancer for citizens aged 35.

Based on our estimates, there are approximately 420 million people, representing 7% of the total world population, that can be defined as within the Melanoma high risk group; the majority of which are living in the Western hemisphere. Melanoma patients are more likely to be found in countries with warm and sunny weather. The disease is, however, also prevalent in other regions such as China, India and elsewhere in the Far-East.

It is estimated that approximately 250,000 new cases of Melanoma are diagnosed worldwide each year. Based upon studies conducted by the National Institutes of Health ("NIH") and the Skin Cancer Foundation, an estimated 74,000 new cases of invasive Melanoma will be diagnosed in the US in 2015 with detection more frequently in male Caucasians. At present, Melanoma is the sixth leading cause of cancer mortality in men and the seventh leading cause of cancer fatalities in women. Based on these data, we believe that skin lesion imaging is expected to continue to be a growing market. We believe that current market potential is over $1 billion, although there can be no assurance that we will be able to commercially exploit this large and growing demand.

At present, the most conventional and widely-used visualization method is a standard photograph followed by manual image analysis and then comparing these images with previously taken photographic images to reach a diagnosis. This traditional method has several disadvantages, including the fact that only the outermost layer of skin is imaged and subjected to diagnosis, the visual comparison process is time-consuming, expensive, and often inaccurate because it is dependent on the dermatologists eyes only. The standard conventional photograph method, although inexpensive, is inefficient and laborious for examination purposes and limits the market to dermatologists and specialized physicians.

By revolutionizing the fundamental approach in which skin lesions and/or Melanoma is diagnosed, especially in the early stages, we reasonably expect that our DermaCompare product should be well-positioned to become one of the leading applications in the market, although there can be no such assurance. We hope that this will be achievable by replacing the need for manual photo image analysis with automated image analytics software using advanced algorithms of our DermaCompare process for anchoring, identifying and detecting changes in the shapes, color and sizes of skin lesions. We also plan to utilize available large data bases together with new "computer learning" and "artificial intelligence" techniques to learn from the "wisdom of the crowd" and, based on business analytic tools, we will use as a DSS (Decision Support System) for all range of physicians.

Our DermaCompare imaging software solution should provide several benefits including, but not limited to:

•	shortening the physician’s diagnostic procedure, which is time-consuming and limits care only to those with very high expertise;
•	replacing manual photo analysis with our DermaCompare application that enables and supports a more in-depth diagnosis; and
•	opening the market to less experienced physicians in less served markets outside of urban and suburban areas, thereby increasing the potential clientele and patient base significantly.

With the rise of the incidences of skin cancer, we believe that the medical community and the general population recognize that it is not only vital to monitor the skin on a regular basis, but it also important to have new means of diagnosing skin lesions more rapidly and accurately. One of the best early indicators of Melanoma is a new or changing mole. If detected in its early stage, Melanoma is almost always treatable. If left untreated for too long, skin Melanoma can become terminal and very difficult or virtually impossible to treat. In addition, if the skin is not monitored on a regular basis, it may be difficult for the patient or doctor to detect new moles or identify changes in existing ones.

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Total body photography or TBP, which is part of the procedure used with our DermaCompare technology, is intended for use in detecting and monitoring skin moles and lesions, particularly for individuals considered at high risk for Melanoma. Early detection improves treatment and survival and increases the chance of a full recovery. Our DermaCompare application software is designed to assist dermatologists and other medical practitioners in diagnosing Melanoma quickly and with less effort.

Moreover, the use of computerized technologies with our DermaCompare provides an opportunity to compile, process and store data, thereby creating an extensive database for treating physicians as well as medical researchers. Availability of the data in Internet based SaaS and cloud networks can also provide cross linking between dermatologists, general physicians and/or oncologists.

We believe that this should help to alleviate the relative limited availability or even complete unavailability of suitable data in certain regions and for certain populations and may shed light on skin lesion development into Melanoma.

Our DermaCompare Solution

Our DermaCompare imaging solution is provided as a software platform aimed at early detection of Melanoma based on ABCD Rule for classification of dermatological lesions as published by the National Institute of Health ("NIH") for analysis of moles. The ABCD Rule is defined as follows:

A • Asymmetry, a benign mole that is not asymmetrical;

B • Border, a benign mole has smooth, even borders, unlike melanomas;

C • Color. Most benign moles are all one color, often a single shade of brown; and

D • Diameter.

Benign moles usually have a smaller diameter than malignant ones. Our software processes and analyzes derma images of skin lesions, moles or total body images. Our DermaCompare imaging software solution is able to read and extract data from those images and in essence turning digital camera, camera-equipped smart phones and tablets into virtual scanning devices.

Our imaging software can be installed on any desktop computer, smart phone or tablet with either iOS or Android operating systems. The software’s imaging capabilities include image recognition, repair and optimization, dynamic data extraction and several image- specific capabilities.

Our proprietary DermaCompare software combines our core image character recognition technology with advanced image processing capabilities that transform a color skin photograph or total body photograph into a digital image of various sizes and resolutions. Photographs taken by digital cameras or photographs of skin lesions captured by camera-equipped smart phones and tablets are exposed to variable lighting conditions and various angles and focal distances. Raw photos of skin lesions taken by a camera- equipped smart phone or tablet may be of an unknown size and resolution and may often be geometrically distorted, skewed or warped. As a result, an unedited mobile image of a skin lesion may be virtually unusable without the use of our DermaCompare imaging technology.

Our DermaCompare software solution uses advanced algorithms designed to identify and correct geometric and optical distortions and automatically correct each image, zoom in and manipulate both new and old images simultaneously in a corresponding manner to support and facilitate correct and timely Physician's diagnosis. In addition, our DermaCompare software is designed to enable dermatologists and other medical practitioners to review the skin lesion images and digital processing results in a graphical and analytic way.

These images can then be stored on our managed cloud-based servers and our licensee/users will be able to safely access their patients’ images via mobile access or Internet login. We believe that our central image storage solution insures that images and data are secured and kept confidential. We are compliant with HIPAA, the United States Health Insurance Portability and Accountability Act, sets the standard for protecting sensitive patient data. Any company that deals with protected health information must ensure that all the required physical, network, and process security measures are in place and followed.

This includes covered entities, anyone who provides treatment, payment and operations in healthcare, and business associates, anyone with access to patient information and provides support in treatment, payment or operations. Subcontractors, or business associates of business associates, must also be in compliance. Emerald Ltd has recently been as a HIPAA compliant company and also using the Microsoft cloud that already HIPAA compliance.

Practice and Pricing

Our pricing will be based on a fixed-price model, which fees will be charged directly by the App or collected either by the dermatologists, other physicians or medical centers. The process will start with the dermatologist or medical center charging the patient for the total body photography and upload the images through the Internet to a secure, company-owned server. We will invoice the dermatologist or medical center directly on a monthly, per-patient basis. If a patient is to be found to have Melanoma, our pricing model is to waive the fee for this particular patient. We believe that this should serve to incentivize physicians to use our DermaCompare software and encourage patient acceptance of its use.

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Our physician/licensees can add new patient accounts to their online account and, at present, our pricing model contemplates that each patient registration will cost US$95 annually.

We will offer our dermatologist/licensees unlimited access to their patients’ images during the one-year period. Each registered patient will also receive a user and password to enable secure access to his/her images through the website or mobile access and enable any other physician to review the images with that patient’s consent ("2nd opinion" model).

We believe that our pricing strategy should make us competitive and is based on the fact that we do not plan on being directly engaged with the end-user and taking and transmitting images to the server. Our strategy is to provide imaging software as a service to dermatologists and medical centers that analyze their own patient’s images.

Maintenance and Product Support

We plan to provide ongoing software support services to assist our medical professional licensees with answers to technical questions and will also maintain customer service department for support with respect to DermaCompare software installation and system maintenance. The majority of the inquiries that we expect to receive will be handled by us via telephone and email. We will maintain our licensees’ software largely through online releases via the Internet that may be downloaded by our licensees with technology enhancements and updated software features. We plan to offer our licensees post-contract support. All of these services are expected to generate significant recurring revenues and shall be typically offered under contract on an annual basis.

Maintenance and support service fees will be deferred and recognized over the contract period on a straight-line basis. Costs incurred by us to provide maintenance and support services will be charged to cost of revenue as incurred.

Intellectual Property

Our success will in large part depend upon our ability to protect our proprietary DermaCompare technology. We plan to protect our intellectual property rights primarily through patents, copyrights, trademarks, trade secrets, employee and third party nondisclosure agreements and other measures.

If we are unable to protect our intellectual property or our intellectual property infringes, for any reason that we do not presently contemplate, on the intellectual property rights of a third party, our operating results would, in all likelihood be materially, adversely affected.

To date, we have not filed for domestic and international patents. Further, we have no registered trademarks, but will continue to evaluate advisability and the costs associated with the registration of trademarks as our management deems appropriate, from time to time.

Sales and Marketing Strategy

Our sales and marketing plan, which has already commenced, is to sell licenses for our DermaCompare imaging software to: NHSs, HMOs, health insurance companies, hospitals and medical clinics through distributers, health care channel partners or directly through independent salespersons and/or web purchase to dermatologists and other physicians (GPs) that we expect to purchase licenses based on the number of potential numbers of patients.

Initially, our marketing strategy for our product is based on a pilot program with worldwide leading dermatologists and medical centers in Israel and Europe in order to improve our DermaCompare software application further.

Subsequently, we plan to market our product worldwide through channel partners, via the Internet as well as through our direct sales force.

We intent to have an internal marketing group that develops our product marketing strategies and executes marketing plans with the support of external resources as needed. We will employ a technically oriented sales force that works with management to identify prospective customers.

Our indirect sales strategy concentrates on distributors and software solution companies that build, integrate and sell software solutions.

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Our direct sales strategy will concentrate on health insurance companies, NHS, HMOs, medical centers, dermatologists and other physicians that want to provide our software to their patients. Our sales process will additionally be supported by a broad range of marketing programs, including trade shows, public relations and digital advertising.

In addition, we plan to utilize the following low-cost methods in order to maximize our marketing budget, such as:

•	Internet promotion to support public relationships.
•	Publicity adds at pools, golf clubs and beaches.
•	Collaborating with leading companies that manufacture sun-screen lotions, swimming-suits, etc.
•	Taking advantage of public awareness at special opportunities through product placements.
•	Social networking, utilizing web sites for PR needs.
•	Presentation at scientific and medical conferences and highly publicized patient organization meetings.

Competition

The market for derma image processing software products is intensely competitive, subject to rapid change, and significantly affected by new product introductions and other market activities of industry participants. We face direct and indirect competition from a broad range of competitors who offer a variety of competitive products and solutions to our target markets. Our principal competition will come from: (i) manufacturers of custom-developed solutions; (ii) companies offering automated derma imaging processing systems; and (iii) companies offering competing technologies capable of recognizing and analyzing derma images. Many, if not all of these competing companies will have far greater financial and other resources, established name recognition and lengthy operating histories, any of which could make it difficult for us to compete effectively.

It is also possible that we will face competition from new industry participants and/or alternative technologies. Moreover, as the market for derma imaging software further evolves and develops, a number of companies with significantly greater resources than we have could attempt to enter or increase their presence in our industry, either independently or by acquiring or forming strategic alliances with our competitors, or otherwise increase their focus on the industry. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of our potential customers.

Our DermaCompare product competes, to various degrees, with products produced by a number of substantial competitors, many of which have far greater financial and other resources and established operating histories with name recognition. Competition among product providers in this market generally focuses on price, accuracy, reliability and technical support. We believe our primary competitive advantages in this market are: (i) flexibility resulting from the ability of our product to operate in Internet based web services environments; (ii) an architectural software design that allows our product to be more readily modified, improved with added functionality and configured for new products, thereby allowing our software to be easily upgraded ; and (iii) combined methodologies of "Big Data and wisdom of the crowd" (which means analyzing tens of thousands of electronic medical records, whereby investigators can uncover new risk factors, novel preventive measures and treatments that are the most effective for a range of diseases and conditions) with machine learning and artificial intelligence together with high end machine vision capabilities.

As a result, we believe that our DermaCompare software Product should differ substantially from what is currently available in the market and heretofore has been known as "gold standard." Imaging and analytics is a major sector in the medical device industry and competition is expected to be broad-based and intense. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse effect on our business, operating results and financial condition.

The following list of competitors is not intended to be exhaustive, and there are other existing competitors and there likely will be new potential competitors in the future:

DermAlert: The DermAlert software, as presently constituted, is designed to compare images taken by digital camera obtained during a 6 to 12 month period in order to detect new or changing moles through total body photography, by monitoring a specific mole or moles. We believe that their software, at present, cannot define whether a mole is a new one or not.

Canfield Scientific: Canfield Scientific provides custom photographic systems, image monitoring and centralized analysis services for the pharmaceutical, biotechnology and cosmetics industries. Canfield software is a local based installation and is also expensive to purchase and for this reason is not truly competitive with our DermaCompare software.

DigitalDerm: DigitalDerm’s MoleMap CD technology is a baseline system for early Melanoma detection. Their technology is unique in that it combines total body photography and patented software into a CD-based imaging record that runs on any personal computer with a Windows-based operating system. DigitalDerm’s MoleMap CD applies 35 images as a baseline to compare new moles and moles that are changing or have changed and is based on a local DB, which is considered on older, conventional manually-based solution, not using the "wisdom of the crowd"

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FotoFinder Systems: FotoFinder Systems’ Dermoscope is a system for digital dermoscopy, fluorescence diagnosis and standardized photo documentation in dermatology. We do not believe that any of these technologies are used by or are competitive with our DermaCompare software.

Notwithstanding our determination that the above-referenced companies are not actual competitors with our DermaCompare technology, they all have substantially far greater capital, marketing, personnel and other resources, and greater experience in commercializing products and services than we have.

Government Regulation

The Company’s DermaCompare software Product and systems is FDA Class 1 approved. Any change in current regulatory requirements or related interpretations by or the positions of, governmental agencies, federal or state officials where we plan to market out product could adversely affect our operations.

Employees

Mr. Lior Wayn, CEO, CFO and director, and Mr. David Ben Naim, Controller and principal accounting officer, constitute our Management team. Our sole executive officer, Lior Wayn, while not obligated to contribute any specific number of hours per week to our operations, will devote substantially all of his business time in furtherance of our operations now that we have begun our sales and marketing activities. We have entered into an employment agreement with Lior Wayn, our CEO and CFO. Reference is made to the disclosure under Item 11. "Executive Compensation" which contains a summary of the material terms of Mr. Wayn's employment agreement.

At present, Emerald has 10 employees including Lior Wayn, CEO and CFO and David Ben Naim, Controller and principal accounting officer .

DESCRIPTION OF PROPERTY

Our principal executive office is located at 7 Imber Street, Petach Tikva 4951141 Israel. Our office in Tel-Aviv consists of approximately 300 square feet of executive office space, which is provided to us on a rent-free basis. Our wholly-owned subsidiary has offices at the same address, which it leases from an unaffiliated third party for $1,600 per month. The Registrant believes that the office facilities are sufficient for the foreseeable future.

LEGAL PROCEEDINGS

On November 9, 2015, a claim was filed in the Tel Aviv, Israel court against the Registrant and its wholly owned subsidiary for payment of approximately $177,380 representing past due fees to former counsel. On December 7, 2015, the Company reached a settlement paying approximately $142,920. The Registrant reported the settlement of the proceeding in its Form 8-K filed with the SEC on December 8, 2015.

We are currently not aware of any other legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is currently quoted on the OTCQB market under the symbol MRLA. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices, adjusted for a one-for-four (1:4) reverse split effective March 20, 2015, represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Fiscal 2015		Fiscal 2014		Fiscal 2013
	High	Low	High	Low	High	Low
First Quarter ended March 31	$0.20	$0.11	$0.14	$0.11	$0.70	$0.12
Second Quarter ended June 30	$2.24	$0.45	$0.14	$0.14	$0.70	$0.12
Third Quarter ended September 30	$2.24	$1.00	$0.14	$0.14	$0.34	$0.12
Fourth Quarter ended December 31	$1.25	$1.00	$0.40	$0.14	$0.12	$0.11

Holders of Common Stock

As of July 27, 2016, our shares of common stock were held by approximately 2,540 shareholders of record. Our transfer agent is Transfer Online, 512 SE Salmon Street, Portland, OR 97214-3444, Phone: (503) 227-2950.

Dividends

Holders of common stock are entitled to dividends if declared by the Board of Directors, out of funds legally available therefore. We have never declared cash dividends on our common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses.

Rule 144 Shares

As of the date of this Registration Statement, we do not have any significant number of shares of our Common Stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144. This is due to the fact that Shares of our Common Stock that were issued prior to the end of May 2015, at which time we ceased to be a shell company, as a result of our effective control of the business and financial operations and decisions of Emerald Ltd, were deemed to be a "shell" company as that term is defined under Rule 405 and Rule 144(i) promulgated by the SEC under the Act.

Option Grants

There are no outstanding options to purchase our shares of common stock granted.

Outstanding Warrants

The following tables summarize information of outstanding warrants as of July 27, 2016:

Warrants Outstanding Prior to the Securities Purchase Agreements

	Warrants	Warrant Term		Exercise Price		Exercisable
Investors - Class A Warrants (1)	3,199,719	2 years		$0.80		3,199,719
Investors - Class C Warrants (2)	5,072,492		(2)		$(3)	5,072,492
Lior Wayn - Class E Warrants (3)	2,700,000		(3)	$0.0001		2,700,000
Additional Class A Warrants (4)	1,350,000	5 years		$0.735		1,350,000
Additional Class B Warrants (4)	1,350,000	5 years		$0.735		1,350,000

(1) The Class A Warrants were issued in connection with a private placement in reliance upon Regulation S, pursuant to which the Registrant sold a total of 3,199,719 units at a price of $0.40 per unit (the "Units"), each Unit comprised of one Share and one Class A Warrant exercisable at $0.80 per share with a term 24 months. While all of the Class A Warrants are exercisable within 60 days, in fact, none of these warrants will be exercised for the foreseeable future, based upon the exercise price of $0.80 per Share.

(2) The Class C Unit Warrants were issued to consultants for bona fide services to the Company, and each Unit is exercisable at a price of $0.40 to purchase one Share of Common Stock and one Class A Warrant which, in turn, is exercisable to purchase one additional Share at a price of $0.80. The Class C Unit Warrants expire ninety(90) days after the effective date of this Registration Statement.

(3) The Class E Warrants were issued by the Registrant to Lior Wayn in connection with the Closing of the Share Exchange Agreement. The Class E Warrants are exercisable to purchase a total of 2,700,000 Shares, in three equal tranches of 900,000 Shares each (the "Tranches") at an exercise price of $0.0001 per Share, subject to and within 45 days of the Registrant achieving the milestones defined in the table below (the "Milestones").

(4) The Additional Class A Warrants and Class B Warrants were issued to the Selling Shareholders in connection with the Securities Purchase Agreements dated June 20, 2016 and July 7, 2016, respectively.

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Milestone	Description
First	The Registrant, on a consolidated basis, obtaining five (5) medical service providers (e.g., hospitals, clinics, etc.) as pilot customers within two years of Closing.
Second	The Registrant, on a consolidated basis, reaching an agreement with an insurer or medical service provider (e.g., insurance company or HMO), insuring at least 300,000 customers, within two years of Closing.
Third	The Registrant, on a consolidated basis,, reaching gross revenue of $1,000,000 within any period of twelve consecutive months in which the aggregate gross revenue that may be attributed to the last three months of such period shall not be less than $400,000, within three years of Closing.

Warrants Issued Pursuant to the Securities Purchase Agreements

	Warrants	Warrant Term	Exercise Price (1)	Exercisable
Alpha and Firstfire Class A Warrants	1,350,000	18 months	$0.735	1,350,000
Alpha and Firstfire Class B Warrants	1,350,000	18 months	$0.735	1,350,000

(1) The Class A and the Class B warrants are exercisable at the lesser of: (i) $0.735; or (ii) 77.5% of the average of the VWAPs for the five (5) Trading Days immediately following the first to occur of (A) the 185th calendar day after the first effective date of the Registration Statement and (B) the 275th calendar day after the Issuance Date, whichever is lower, subject to adjustment in the event of certain corporate actions.

Securities Authorized for Issuance Under Equity Compensation Plans

No equity compensation plan or agreements has been adopted as of July 27, 2016.

Sales of Unregistered Securities

During the last three years, the Registrant issued the following restricted shares which were not registered under the Act.

On December 16, 2014, the Registrant issued 4,125,000 restricted Shares to five holders of the Registrant’s convertible notes in the principal amount of $125,000 (the "Notes") upon their conversion the Notes. The table below sets forth the issuances of restricted Shares to note holders made in reliance on Regulation S promulgated by the SEC under the Act ("Reg S").

Name of Note Holder	Basis of Issuance	Total Notes Converted	Shares Issued (1)
Eli Yoresh	Conversion of Notes	$12,500	412,500
Kfir Silberman	Conversion of Notes	$18,750	618,750
Amir Uziel	Conversion of Notes	$31,250	1,031,250
Itschak Shrem	Conversion of Notes	$31,250	1,031,250
Lavi Krasney	Conversion of Notes	$31,250	1,031,250
	Total	$125,000	4,125,000

(1) Adjusted for the 1:4 reverse stock split effective in March 2015. No warrants were issued in connection with the conversion of these notes.

On June 18, 2015 and July 21, 2015, after the Company ceased to be a shell company, the Company issued and sold unregistered securities, as set forth in the table below, in private offering of a total of 2,762,500 units at a price of $0.40. Each Unit consisted of one Share and one Class A Warrant exercisable to purchase one additional Share of Common Stock at a price of $0.80 (the "Units"). The sales were made without registration under the Act in reliance upon the exemptions provided in Section 4(2) of the Act and Reg S.

Name of Subscriber	Bases for Issuance	Date of Issuance	Price Per Unit	Shares Issued
Short Trade Ltd (1)	Subscription Agreement	6/18/15	$0.40	625,000
Prop Trade Ltd (2)	Subscription Agreement	6/18/15	$0.40	375,000
Dr. Ben Zion Weiner	Subscription Agreement	6/18/15	$0.40	125,000
RP Holdings (1992) Ltd. (3)	Subscription Agreement	6/18/15	$0.40	125,000
Dr. Tank Siak Khim	Subscription Agreement	6/18/15	$0.40	250,000
Yoel Yogev	Subscription Agreement	6/18/15	$0.40	200,000
Universal Link Ltd (4)	Subscription Agreement	6/18/15	$0.40	175,000
Avigdor Hakmon	Subscription Agreement	6/18/15	$0.40	62,500
Dr. Shmuel Pasternak	Subscription Agreement	6/18/15	$0.40	62,500
Liat Sidi	Subscription Agreement	7/21/15	$0.40	25,000
Tzvi Aharonson	Subscription Agreement	7/21/15	$0.40	137,403
Dr. Estery Giloz-Ran	Subscription Agreement	7/21/15	$0.40	312,500
Malca Maimon	Subscription Agreement	7/21/15	$0.40	87,500
Ohad Cohen	Subscription Agreement	7/21/15	$0.40	150,000
Nissim Simhon	Subscription Agreement	7/21/15	$0.40	50,000
NE Solutions Ltd (5)	Subscription Agreement	7/21/15	$0.40	162,500
		Total	$1,169,961	2,924,903

31

(1) Short Trade Ltd is controlled by Mr. Shlomo Noyman, a resident of Israel.

(2) Prop Trade Ltd is controlled by Mr. Andrew Philip Dings, a resident of Singapore.

(3) RP Holdings (1992) Ltd. is controlled by Mr. Rubin Zimerman, a resident of Israel.

(4) Universal Link Ltd is controlled by Mr. Ahmad Alimi, a resident of Israel.

(5) NE Solution Ltd is controlled by Mr. Lee Yang Tong, a resident of Singapore.

In July 2015, the persons listed in the table below, each a lender to Emerald Ltd on or before November 2014, converted their debt owed by Emerald Ltd into Units, each consisting of one restricted Share and one Class A Warrant, at a conversion price of $0.32. Each of the lenders was a resident of Israel and the issuance was without registration under the Act in reliance upon the exemptions provided in Setion 4(2) of the Act and Reg S.

Name of Note Holder	Bases of Issuance	Debt Converted	Shares Issued
David Masasa	Conversion of Debt	$8,788	27,463
Liron Carmel	Conversion of Debt	$19,521	61,003
Yoseph Cohen	Conversion of Debt	$15,632	48,850
Tzvi Aharonson	Conversion of Debt	$43,969	137,403
	Total	$87,910	274,719

On July 21, 2015, the Registrant issued 140,000 restricted Shares to Shira Brand Shiffer, a resident of Israel, at a price of $0.107 per Share, with no warrants attached. The issuance to Shira Brand Shiffer, without registration under the Act, was made in reliance upon Section 4(2) of the Act and Reg S.

On July 16, 2015, the Registrant issued 517,900 restricted shares of Common Stock to Meyda Consulting Ltd, an entity organized under the laws of Israel controlled by Eliyahu Kirstein, a resident of Israel. The issuance of these shares was in consideration for services and was made without registration under the Act in reliance upon the exemptions provided in Section 4(2) of the Act and Reg S.

On July 16, 2015, the Registrant issued Class B Warrants and Class C Unit Warrants to the following entities for bona fide services to the Registrant. The issuances of these Warrants was in consideration for services and was made without registration under the Act in reliance upon the exemptions provided in Section 4(2) of the Act and Reg S.

Name of Issuee	Basis for Issuance	Class B Warrants Issued		Class C Unit Warrants Issued	Total Warrants Issued
Yaad Consulting Ltd (1)	Services	625,000		634,063	1,259,063
LA Pure Capital Ltd (2)	Services	375,000		380,467	755,467
Amir Uziel Economic Consultant Ltd (3)	Services	625,000		634,061	1,259,061
Capitalink Ltd (4)	Services	625,000		634,061	1,259,061
Eli Yoresh	Services	250,000		503,594	753,594
	Total	2,500,000	(5)	2,152,185	4,562,185

(1) The control person of Yaad Consulting Ltd is Itschak Shrem, a resident of Israel.

(2) The control person of LA Pure Capital Ltd is Kfir Silberman, a resident of Israel.

(3) The control person of Amir Uziel Economic Consultant Ltd. is Amir Uziel, a resident of Israel.

(4) The control person of Captalink Ltd is Lavi Krasney, a resident of Israel.

(5) On January 26, 2016, all of the outstanding Class B Warrants were exercised on a cashless basis resulting in the issuance of 1,928,572 Shares.

During November 2015, the Registrant issued and sold unregistered Shares as set forth on the table below:

Name of Issuee	Date of Issuance	Number of Shares	Consideration	Bases for Issuance
Shirat Hahayim	11/17/2015	250,000	$0.40 per share	Subscription Agreement (1)
Lyons Capital LLC. (2)	11/05/2015	250,000	Valued at $1.00 per share	Services
David Treves	11/16/2015	12,334	Valued at $1.00 per share	Services
Pnina Rosenblum	11/09/2015	5,750	Valued at $1.00 per share	Services
	Total	518,084

(1) The issuance was pursuant to a Unit Subscription Agreement each consisting of 1 Share and 1 Class A Warrant exercisable for a period of 24 months to purchase 1 additional Share at $0.80.

(2) Lyons Capital LLC is organized under the laws of Florida and its control person, Jason Lyons, is a resident of Florida.

The issuance and sale of Shares to Shirat Hahayim, David Treves and Pnina Rosenblum, residents of the State of Israel, without registration under the Act, was made in reliance upon the exemptions provided in Section 4(2) of the Act and Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") under the Act. The issuance of Shares to Lyons Capital LLC, without registration under the Act, was in reliance upon Section 4(2) and Regulation D promulgated by the SEC under the Act.

32

On May 12, 2016, in connection with the Equity Agreement with Kodiak, issued 150,000 Commitment Shares to Kodiak. On June 20, 2016 and July 7, 2016, in connection with the Securities Purchase Agreements with Alpha and Firstfire, we issued 125,000 and 31,250 Commitment Shares to Alpha and Firstfire, respectively. All of the Commitment Shares are included in the Prospectus to permit resale by the Selling Shareholders.

The issuance and sale of Commitment Shares, without registration under the Act, was made in reliance upon the exemptions provided in Section 4(2) of the Act and Regulation D and/or Regulation S promulgated by the SEC") under the Act.

Penny Stock Considerations

Our Common Stock will be deemed to be "penny stock" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $100,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, the broker-dealer is required to:

•   Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•   Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

•   Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks; and

•   Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our Common Stock, which may affect the ability of Selling Shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our Common Stock even if our Common Stock becomes publicly traded. In addition, the liquidity for our Common Stock may be decreased, with a corresponding decrease in the price of our Common Stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

34

Emerald Medical Applications Corp.

Balance Sheets

As of March 31, 2016 (Unaudited) and December 31, 2015

	March 31, 2016 (Unaudited)	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$94,859	$115,449
Other receivable	-	25,797
Total current assets	94,859	141,246

Fixed assets, net
Fixed assets, net of accumulated depreciation of $9,135 and $6,536, respectively	18,521	21,120
Total assets	$113,380	$162,366

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$86,416	$90,705
Employee payable	19,023	25,612
Employee payable - related party	3,310	3,480
Accrued interest payable	7,759	19,285
Short term notes payable	202,224	119,974
Convertible note payable, net of discount of $73,562 and $0, respectively	31,157	29,719
Total current liabilities	349,889	288,775
Total liabilities	349,889	288,775

Stockholders' equity (deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued.	-	-
Common stock, $0.0001 par value; 490,000,000 shares authorized; 18,624,461 and 15,325,889 shares issued and outstanding at March 31, 2016 and December 31, 2015	1,863	1,533
Accumulated other comprehensive income	(24,175)	(19,337)
Additional paid-in capital	10,547,349	8,752,711
Accumulated deficit	(10,761,546)	(8,861,316)
Total stockholders' deficit	(236,509)	(126,409)
Total liabilities and stockholders' equity (deficit)	$113,380	$162,366

The accompanying notes are an integral part of these financial statements.

35

Emerald Medical Applications Corp.

Statements of Operations

For the Three Months Ended March 31, 2016 and 2015

(Unaudited)

	Three months	Three months
	ended	ended
	March 31, 2016	March 31, 2015

Revenues	$-	$-

Expenses:
Research and development	(103,348)	-
General and administrative expenses	(1,799,520)	(178,725)
Total operating expenses	(1,902,868)	(178,725)

Loss from operations	(1,902,868)	(178,725)

Other income (expense):
Interest expense	(7,759)	(7,483)
Change in fair value of derivative	-	367
Depreciation expense	(2,509)	(399)
Amortization expense	(1,438)	-
Gain/(loss) from foreign currency	14,344	5,918
Financial income (expense)	2,638	(1,597)

Provision for income taxes	-	-

Net loss	$(1,900,230)	$(180,322)

Basic and diluted (net loss per share)	$(0.11)	$(0.85)
Weighted average shares outstanding - basic and diluted	17,351,957	213,001

The accompanying notes are an integral part of these financial statements.

36

Emerald Medical Applications Corp.

Statements of Comprehensive Income (Loss)

For the Three Months Ended March 31, 2016 and 2015

(Unaudited)

	Three months	Three months
	ended	ended
	March 31, 2016	March 31, 2015
Net loss	$(1,900,230)	$(180,322)
Change in unrealized foreign currency translation gain (loss)	(4,838)	(9,779)
Total comprehensive loss	$(1,905,068)	$(190,101)

The accompanying notes are an integral part of these financial statements.

37

Emerald Medical Applications Corp.

Statements of Cash Flows

For the Three Months Ended March 31, 2016 and 2015

(Unaudited)

	Three months	Three months
	ended	ended
	March 31, 2016	March 31, 2015
Operating Activities:

Net loss	$(1,900,230)	$(180,322)
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Depreciation expense	2,509	399
Amortization of debt discount	1,438	2,071
Change in fair value of derivative	-	(367)
Shares issued for services	1,445,653	-
Options issued for services	274,314	-
Increase (decrease) in cash resulting from change in:
Decrease (increase) in other receivable	25,797	(17,333)
(Decrease) increase in accounts payable	17,670	62,828
(Decrease) increase in accrued expenses	(32,394)	-
(Decrease) increase in accrued interest	(7,759)	5,412
Net cash used in operating activities	(173,002)	(127,312)

Investing Activities:
Cash paid for fixed assets	-	(6,956)
Net cash provided by investing activities	-	(6,956)

Financing Activities:
Proceeds from issuance of convertible debt	75,000	-
Issuance of non-convertible note	82,250	-
Proceeds from sale of common stock (net of issuance expenses)	-	131,798
Net cash provided by financing activities	157,250	131,798

Foreign currency adjustment	(4,838)	(9,779)

Net increase (decrease) in cash	(20,570)	(2,470)
Cash and cash equivalents - beginning of period	115,449	14,411
Cash and cash equivalents - end of period	$94,859	$2,162

Non-cash transactions:
BCF due to convertible note payable	$75,000	$-
Cashless conversion of class B warrants	$193	$-

The accompanying notes are an integral part of these financial statements.

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Emerald Medical Applications Corp.

Notes to Unaudited Interim Financial Statements
March 31, 2016

Note 1. The Company

Organizational Background

Emerald Medical Applications Corp. ("the Company") (f/k/a Zaxis International Inc.) was incorporated in Ohio in 1989, it's fiscal year end is December 31st. On August 25, 1995, The Company merged with a subsidiary of The InFerGene Company ("InFerGene") and InFerGene changed its name to The Company International Inc. InFerGene was incorporated in California in 1984 and subsequently changed its domicile in connection with the merger into The Company to Delaware in 1985. Operations ceased operations in 2002. In November 2002, the Company and its subsidiaries filed a petition for bankruptcy in the U.S. Bankruptcy Court Northern District of Ohio. On October 13, 2004, the Company emerged from bankruptcy.

On July 14, 2015 the closing of the Share Exchange Agreement was held (the "Closing") and as a result, Emerald Medical Applications Ltd. became a wholly-owned subsidiary of the Registrant. Pursuant to the Closing of the Share Exchange Agreement, the Company issued 5,474,545 shares of its common stock, par value $0.0001 (the "Shares" or "Common Stock") to Lior Wayn, Emerald's CEO and the sole holder of Emerald Medical Applications Ltd.'s ordinary Shares, representing 40.58% of the company's 13,489,905 outstanding Shares, in exchange for 100% of Emerald Medical Applications Ltd.'s ordinary Shares.

Subsequently to the Closing Mr. Lior Wayn has been appointed as the Company's CEO, and has been granted considerable influence on the appointment of new directors thereby creating a new management structure for the company replacing the old management. Additionally Mr. Wayn is to receive additional shares in the future contingent on the Company achieving commercial milestone. Thus the new management, headed by Mr. Wayn, is considered to be in control of more than 50% of the company and with the ability to make all management decisions.

Emerald is a company organized under the laws of the State of Israel on February 17, 2010. Emerald is digital health Startup Company engaged in the development, sale and service of imaging solutions utilizing its proprietary DermaCompare software that it developed for use in derma imaging and analytics ("DermaCompare"). Emerald believes that its proprietary DermaCompare software represents an advancement in skin cancer screening that should enable physicians to more readily identify and monitor changes in their patients' skin characteristics.

Emerald's DermaCompare solution allows dermatologists and other medical care professionals, using a set of 25 total body photography ("TBP"), to capture sets of skin lesion images with, among other devices, digital cameras, camera-equipped smartphones or tablets. These images are then transmitted online and are remotely analyzed by professionals using our DermaCompare software.

Emerald's sales and marketing plan is to sell licenses for our imaging software to: NHSs, HMOs, health insurance companies, hospitals and medical clinics through distributers, health care channel partners or directly through independent salespersons and/or web purchase to dermatologists and other physicians (GPs) that we expect to purchase licenses based on the number of potential numbers of patients.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred operating losses since inception. Further, as of March 31, 2016, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

The Company elected December 31 as its fiscal year end.

39

Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of March 31, 2016 and December 31, 2015.

Other Receivables

The company treats VAT refunds claimed resulting from excess VAT paid over VAT received as other receivables, amount shown as other receivables as of December 31, 2015 were collected in Q1 2016.

Currency Translation and other Comprehensive Income

Balance sheet items are translated using all current translation method for self-contained foreign operations (where functional currency = foreign currency) whereby assets and liabilities are translated using the exchange rate on the date of the balance sheet. It translates revenues, expenses, and net income using the average exchange rate during the period. The foreign exchange adjustment that results from applying the all-current method appears in other comprehensive income, a separate shareholders' equity account, and does not affect net income each period.

Property and Equipment

New property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets

We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long- lived assets, as well as other fair value determinations.

Stock Based Compensation

Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company's common stock, the estimated volatility of the Company's common stock, the exercise price of the warrants and the risk free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company's Own Stock:

We account for obligations and instruments potentially to be settled in the Company's stock in accordance with FASB ASC

815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company's own stock.

40

Fair Value Measurements

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.

As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company values its derivative instruments related to embedded conversion features and warrants from the issuance of convertible debentures in accordance with the Level 3 guidelines. For the three month period ended March 31, 2016 and the twelve month period ending December 31, 2015, the following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value in these consolidated financial statements. The fair value of embedded conversion features that have floating conversion features and tainted common stock equivalents (warrants and convertible debt) are estimated using a Binomial Lattice model. The key inputs to this valuation model as of December 31, 2015, were: Volatility of 143.9% for the three month period ended March 31, 2016 and 132.4% for the twelve months period ending December 31, 2015, inherent term of instruments equal to the remaining contractual term, quoted closing stock prices on valuation dates, and various settlement scenarios and probability percentages summing to 100%.

Fair Value Measurements at March 31, 2016

Level 3 - Derivative liabilities from:	Balance at March 31, 2016	New Issuances	Settlements	Change in Fair Value
Convertible Note	$-	$-	$-	-

Fair Value Measurements at December 31, 2015

Level 3 - Derivative liabilities from:	Balance at December 31, 2015	New Issuances	Extinguishment	Change in Fair Value
Convertible Note	$-	$-	$(20,532)	-

Changes in the unobservable input values would likely cause material changes in the fair value of the Company's Level 3 financial instruments. The significant unobservable input used in the fair value measurement is the estimation for probability percentages assigned to future expected settlement possibilities. A significant increase (decrease) in this distribution of percentages would result in a higher (lower) fair value measurement.

The following table presents assets and liabilities that were measured and recognized at fair value as of March 31, 2016 and December 31, 2015 and the three months and year then ended on a recurring basis:

Fair Value Measurements at March 31, 2016

	Level 1	Level 2	Level 3	Total Unrealized (Gain) Loss
3/31/16 Derivative Liability	$-	$-	$-	$-
12/31/15 Derivative Liability	$-	$-	$-	$20,532

41

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of March 31, 2016 and December 31, 2015:

Fair Value Measurements at March 31, 2016

Level 3
Assets
Total Assets	$-

Liabilities
Derivative liability	$-
Total Liabilities	$-

Fair Value Measurements at December 31, 2015

Level 3
Assets
Total Assets	$-

Liabilities
Derivative liability	$-
Total Liabilities	$-

The fair values of our debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820- 10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the three months ended March 31, 2016 or the year ended December 31, 2015.

The Company had no other assets or liabilities valued at fair value on a recurring or non-recurring basis as of March 31, 2016 or December 31, 2015.

Earnings per Common Share

We compute net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. All per share disclosures retroactively reflect shares outstanding or issuable as though the reverse split had occurred January 1, 2012.

Income Taxes

We have adopted FASB ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

42

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Uncertain Tax Positions

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of FASB ASC 740-10, Accounting for Uncertain Income Tax Positions, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2011. We are not under examination by any jurisdiction for any tax year. At March 31, 2016 we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under FIN 48.

Recent Accounting Pronouncements

In September, 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805) ("ASU 2015-16"). Topic 805 requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the Update require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period's financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning December 15, 2015. The adoption of ASU 2015-016 is not expected to have a material effect on the Company's consolidated financial statements.

In August, 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date ("ASU 2015-14"). The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period.

43

In April 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30) ("ASU 2015-03"), which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. It is effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The new guidance will be applied retrospectively to each prior period presented. The Company is currently in the process of evaluating the impact of adoption of ASU 2015-03 on its balance sheets

Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of March 31, 2016, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2. Stockholders' Equity.

On January 8, 2015 the shareholders approved a resolution to increase the authorized common shares from 100,000,000 to 490,000,000 shares. All other provisions of the common shares remain unchanged. Also on that date, the Company declared a reverse split of common stock at the ration of 1:4. The stock split was effective January 8, 2015 for holders of record as of that date. Except as otherwise noted, all share, option and warrant numbers have been restated to give retroactive effect to this split. All per share disclosures retroactively reflect shares outstanding or issuable as though the reverse split had occurred at January 1, 2012.

Recent Issuances of Common Stock

Between January 15, 2015 and March 15, 2015, the Company sold a total of 2,052,000 units for cash consideration of $780,000 at a price of $0.40 (the "Units"), each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 24 month. The relative fair value of the stock with embedded warrants was $351,433 for the common stock and $428,567 for the class A warrants. The warrants were valued using the Black-Scholes model with 153% volatility and discount rates ranging between 0.44% to 0.7%. These units were issued as stock payable and the cash from sale of units was not received for the sale of stock pre-reverse merger.

Between April 1, 2015 and June 29, 2015, the Company sold a total of 1,012,500 units for cash consideration of $405,000 at a price of $0.40 (the "Units"), each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 24 month. The relative fair value of the stock with embedded warrants was $158,123 for the common stock and $246,877 for the class A warrants. The warrants were valued using the Black-Scholes model with volatility ranging between163% - 177% and discount rates ranging between 0.54% to 0.71%. These units were issued as stock payable and the cash from sale of units was not received for the sale of stock pre-reverse merger.

Between July 1, 2015 and September 30, 2015, the Company sold a total of 140,000 units for cash consideration of $15,000 at price of $0.107 (the "Units"), each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 24 month. The relative fair value of the stock with embedded warrants was $4,294 for the common stock and $10,706 for the class A warrants. The warrants were valued using the Black-Scholes model with volatility of 153% and discount rates of 0.61%. These units were issued as stock payable and the cash from sale of units was not received for the sale of stock pre-reverse merger.

Between July 1, 2015 and September 30, 2015, the Company sold a total of 862,500 units for cash consideration of $345,000 at price of $0.40 (the "Units"), each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 24 month. The relative fair value of the stock with embedded warrants was $118,415 for the common stock and $226,585 for the class A warrants. The warrants were valued using the Black-Scholes model with volatility ranging between 153% - 182% and discount rates ranging between 0.54% to 0.71%. Of these units $65,000 were issued as stock payable and the cash from sale of units was not received for the sale of stock pre-reverse merger and $280,000 cash was received subsequent to Closing of the reverse merger.

44

On July 16, 2015 and August 6, 2015, the company issue 517,900 shares to one service provider and 100,000 shares to two service providers, respectively, for services valued at a total value of $617,900, arrived at using the stock price on date of grant of $1.00 per Nasdaq.com.

On July 16, 2015, 5 Emerald debt holders in amount of $87,910 converted their debt into 274,719 units at a conversion price of $0.32 per unit, each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 24 month. The Loss on Settlement of Debt recorded was $678,027.

On July 14, 2015 the Company issued Emerald's CEO and founder, Lior Wayn, 5,474,545 shares as per the share purchase agreement valued at $877,380, valued on the date of grant for the price of common stock.

On July 16, 2015 consultants were issued 2,500,000 Class B Warrants exercisable for a two-year period to acquire one (1) share of Common Stock at a price of $0.40 per share; The fair value of these warrants is $2,199,507. The warrants were valued using the Black-Scholes model with volatility of 182% and discount rate of 0.67%. The Class B warrants are fully vested and were accordingly included in expenses as stock based compensation.

On July 16, 2015 consultants were issued 2,536,247 Class C Warrants exercisable for a 90 day period, commencing 90 days after the effective date of this Registration Statement, at an exercise price of $0.40 to acquire one (1) share of Common Stock and one (1) Class A Warrant at an exercise price of $0.80. The fair value of these warrants is $3,143,581. The warrants were valued using the Black- Scholes model with volatility of 182% and discount rate of 0.67%. The Class C warrants are fully vested and were accordingly included in expenses as stock based compensation.

On November 17, 2015 the Company sold 250,000 units for cash consideration of $100,000 at price of $0.40 (the "Units"), each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 24 month. The relative fair value of the stock with embedded warrants was $41,304 for the common stock and $58,696 for the class A warrants. The warrants were valued using the Black-Scholes model with volatility ranging between 149% and discount rate of 0.50%. These warrants are fully vested and the fair value and included as stock based compensation on the prior year retained earnings.

Between November 5, 2015 and November 16, 2015 the company issue 268,084 shares to three service provider and for services valued at a total value of $268,084, arrived at using the stock price on date of grant of $1.00 per Nasdaq.com.

On October 1, 2015 the company granted a total of 534,400 stock options (the "Options") to three company employees. The options vest over 5 quarters and are exercisable at prices ranging from $0.01 to $0.40 per Share. The options were valued using the Black- Scholes model with 149% volatility and 0.67% discount rate for a total value of $528,857. Of this amount, $397,547 was expensed as of December 31, 2015 and $42,394 as of March 31, 2016.

On January 26, 2016 and March 17, 2016, the Company issued 125,000 shares to one service provider and 50,000 shares to two service providers, respectively, for services valued at a total value of $251,250, arrived at using the stock price on date of grant of $1.75 and $0.65, respectively, per Nasdaq.com.

On February 18, 2016, the Company issued 1,195,000 shares to three acting directors, for services valued at a total value of

$1,194,403, arrived at using the stock price on date of grant of $1.00 per Nasdaq.com.

On January 26, 2016, consultants that were previously issued 2,500,000 Class B Warrants exercisable for a two-year period to acquire one (1) share of Common Stock at a price of $0.40 per share, exercised the warrants on a cashless basis resulting in 1,928,572 shares issued with no additional related expense booked.

On February 11 and 18, 2016, the Company granted a total of 403,333 stock options (the "Options") to three company employees. The options vest over periods of between 1 and 8 quarters and are exercisable at prices ranging from $0.01 to $0.40 per Share. The options were valued using the Black-Scholes model with 157% volatility and 0.56% discount rate for a total value of $400,914. Of this amount, $231,920 was expensed in Q1 2016 with the remaining balance to be expensed in 2016 and 2017.

On March 24, 2016, a convertible note payable was issued to GoldMed Ltd. The warrants were valued at a fair value of $56,030. The note included a beneficial conversion feature which resulted in a $75,000 discount recorded as a reduction of debt and an increase to additional paid in capital.

45

Note 3. Related Party Transactions

On July 16, 2015 5 Emerald debt holders in amount of $87,910 converted their debt into 274,719 units at a conversion price of $0.32 per unit, each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 24 month. The Loss on Settlement of Debt recorded was $678,027.

On July 14, 2015 the Company issued Emerald's CEO and founder, Lior Wayn, 5,474,545 shares as per the share purchase agreement valued at $877,380, valued on the date of grant for the price of common stock.

The company's CEO, Lior Wayn was owed $3,310 and $3,480 payable as of March 31, 2016 and December 31, 2015, respectively.

Following Closing of the reverse merger, $490,000 loan from Zaxis International Inc. to Emerald Medical Applications Ltd. was rendered an intercompany loan and as such was written off.

On February 18, 2016, the Company issued 1,195,000 shares to three acting directors, for services valued at a total value of

$1,194,403, arrived at using the stock price on date of grant of $1.00 per Nasdaq.com.

Note 4. Employee Payable.

For the periods ended March 31, 2016 and December 31, 2015 the Company had $19,023 and $25,612, respectively, in employee payable related to the monthly wages payable to the company's employees.

Note 5. Notes Payable.

Convertible Notes Payable

In accordance to ASC #815, Accounting for Derivative Instruments and Hedging Activities, we evaluated the holder's non-detachable conversion right provision and liquidated damages clause, contained in the terms governing the Note to determine whether the features qualify as an embedded derivative instruments at issuance. Such non-detachable conversion right provision and liquidated damages clause did not need to be accounted for as derivative financial instruments. Additionally, since the conversion price of the two notes represented the fair market value of the Company's common stock at the time of issuance, no beneficial conversion feature exists. We believe that the Company's shares of common stock is and have been very thinly traded during the last 3 years and that the fair value of the stock price was deemed not to be a fair value. Management decided that because the Company's ability to continue as a going concern was in question and that it has no revenue sources that the conversion price was a better measure of fair market value. Based on that decision, no beneficial conversion feature was reflected in the financial statements.

On March 24, 2016, the Company issued a convertible promissory note to GoldMed Ltd. in the amount of $75,000. The Convertible Note is convertible to 187,500 units at $0.40 (the "Units"), each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 12 months. Since the market price on the date of issuance was higher than the conversion price, a beneficial conversion feature was calculated at $78,750, but only $75,000 was recorded. $1,438 was recorded as amortization expense of for the period ending March 31, 2016, compared to amortization expense of $0 as of December 31, 2015.

Note 6. Payable - Not Convertible

On July 8, 2014 the company issued a convertible promissory note to Axel Springer Plug & Play Accelerator GmbH (the "Holder"), in the amounts of $29,719. The Convertible Notes are convertible at the lessor of a market based discounted and a fixed rate derived from a fixed market cap. The Holders have the right following the Date of Issuance, and until any time until the convertible Promissory Note is fully paid, to convert any outstanding and unpaid principal portion of the Convertible Promissory Note, and accrued interest, into fully paid and non-assessable shares of Common Stock. Holder was not issued warrants with the Convertible Promissory Note.

As of December 31, 2015 this note is no longer convertible since pursuant to the loan agreement the in the event that prior to December 31,2015 (the "Maturity Date"), the Company shall consummate a financing round led by unaffiliated investors in the amount of at least Euro 200,000, at a Company pre-money valuation on a fully diluted basis of at least Euro 750,000 (a "Qualified Round"), the Holder shall be entitled (but not obligated) to convert the entire loan amount into the most senior class of shares of the Company issued in such Qualified Round, based on a price per share equal to the lower of the price per share reflected by a Company pre-money valuation on a fully diluted basis calculated at the time of conversion equal to Euro 1,500,000; or - price per share which reflects a 20% discount on the lowest price per share issued pursuant to such Qualified Round. If upon the occurrence of such event the note holder elects not to convert upon receiving notice of such event, then the loan becomes non-convertible.

46

On January 14 and 16, 2015, we issued two promissory notes in the amount of $15,000 each to two different unaffiliated party in consideration for cash transferred to the Company (the "January 2015 Notes"). The January 2015 Notes bears interest at the rate of 1% per annum, are due and payable on January 14 and 16, 2016 and are not convertible to common stock.

One of the notes was repaid in full on March 3, 2015 with interest due waived the by the debtor, and the second note was repaid on April 22, 2015 with interest due waived the by the debtor.

During the second quarter an agreement was reached with the holder of $120,979 advance payable note to settle the full amount due for $30,000 and interest due. The settlement with all note holders resulted in $528 loss on debt settlement due to the payment being higher than principal and accrued interest as of that date as well as a charge of $90,979 considered a contribution of capital due to the fact that note holder, IMWT, was a related party.

We concluded that these notes have a stated rate of interest that is different from the rate of interest that is appropriate for this type of debt at the date of the transaction. Accordingly, the company imputed interest at an appropriate rate estimated at 8% as prescribed under FASB ASC 835. The resultant charge of $6,280 for the period ending December 31, 2014 and $4,113 for the period ending March 31, 2016 to interest expense was considered a contribution of capital and was recorded in additional paid in capital.

On November 16, 2014 four individuals loaned amount to company, totaling $87,910 with maturity dates of November 16, 2015 and bearing an interest rate of 8% per annum, these notes were fully converted on July 16, 2015 to Company shares of commons stock and warrants as described in Note 3.

Between March 31, 2015 and March 31, 2016 the Chief Scientist Ministry of Israel loaned the company an amount of $167,677. The loan bears 17% interest and shall be due and payable when the company generates sales revenue from products in development.

On March 9, 2016 four individuals lent the company a total of $34,547 with maturity dates of November 16, 2015 and bearing an interest rate of 8% per annum.

For the periods ended March 31, 2016 and December 31, 2015, the Company has recognized $7,759 and $19,285, respectively, in accrued interest expense related to the stated interest rate on the notes. Interest expense for the periods ended March 31, 2016 and March 31, 2015, respectively, were $7,759 and $7,483, as well as $1,483 and $0 from the amortization of debt discount.

Note 7. Derivative Liabilities and Convertible Notes

On July 8, 2014 the company issued a convertible promissory note to Axel Springer Plug & Play Accelerator GmbH (the "Holder"), in the amounts of $29,719.

The Convertible note is convertible at the lessor of a market based discounted and a fixed rate derived from a fixed market cap. The Holder has the right following the Date of Issuance, and until any time until the convertible Promissory Note is fully paid, to convert any outstanding and unpaid principal portion of the Convertible Promissory Note, and accrued interest, into fully paid and non- assessable shares of Common Stock. The Holder was not issued warrants with the Convertible Promissory Note.

The following shows the changes in the derivative liability measured on a recurring basis for the three months ended March 31, 2016 and year ended December 31, 2015.

Level 3
Derivative Liability at December 31, 2014	$20,532
Extinguishment of Derivative Liability	(20,532)
Derivative Liability at December 31, 2015	$-
Derivative Liability at March 31, 2016	$-

For the periods ended March 31, 2016 and December 31, 2015 the Company has recognized $0 and $2,013, respectively, in accrued interest expense related to the stated interest rate on the notes. Interest expense for the periods ended March 31, 2016 and December 31, 2015, respectively, were $7,759 and $30,604, of which $0 and $0 is from the amortization of debt discount related to this note The note is no longer considered convertible since the lender elected not to convert, and as such the derivative was written off.

47

As of December 31, 2015 the company has a $0 derivative liability and a $29,719 convertible note payable, net of discount of $0. As of March 31, 2016 the company has $0 derivative liability and $31,157 of convertible notes payable, net of discount of $73,562.

In accordance to ASC #815, Accounting for Derivative Instruments and Hedging Activities, we evaluated the holder's non-detachable conversion right provision and liquidated damages clause, contained in the terms governing the Note to determine whether the features qualify as an embedded derivative instruments at issuance. Such non-detachable conversion right provision and liquidated damages clause did not need to be accounted for as derivative financial instruments. Additionally, since the conversion price of the two notes represented the fair market value of the Company's common stock at the time of issuance, no beneficial conversion feature exists. We believe that the Company's shares of common stock is and have been very thinly traded during the last 3 years and that the fair value of the stock price was deemed not to be a fair value. Management decided that because the Company's ability to continue as a going concern was in question and that it has no revenue sources that the conversion price was a better measure of fair market value. Based on that decision, no beneficial conversion feature was reflected in the financial statements and the $20,165 extinguishment of debt was reflected in the current period earnings and $0 extinguishment of debt was reflected in the current period earnings.

Note 8. Other Receivables

As of March 31, 2016 and December 31, 2015 the Company had other receivables of $0 and $25,797, respectively, which represent VAT refunds claimed resulting from excess VAT paid over VAT received.

Note 9. Accounts Payable and Accrued Liabilities

As of March 31, 2016 and December 31, 2015 the Company had Accounts payable and accrued liabilities of $86,416 and $90,705, respectively.

Note 10. Subsequent Events

On May 4, 2016, 150,000 shares were issued to three service providers as per the terms of the service agreement. On May 8, 2016, 41,667 shares were issued to a service provider as the terms of the services agreement.

48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Emerald Medical Applications Corp.

We have audited the accompanying balance sheets of Emerald Medical Applications Corp. ("the Company") as of December 31, 2015 and 2014, and the related statements of operations, shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Emerald Medical Applications Corp. at December 31, 2015 and 2014, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 of the financial statements, the Company had incurred a loss, had negative cash flow from operating activities and no revenue during the years ended December 31, 2015 and 2014. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 31, 2016

49

Emerald Medical Applications Corp.

Balance Sheets

As of December 31, 2015 and 2014

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$115,449	$14,411
Due from related party	-	18,999
Other receivable	25,797	6,718
Total current assets	141,246	40,128

Fixed assets, net
Fixed assets, net of accumulated depreciation of $6,536 and $66, respectively	21,120	1,390
Total assets	$162,366	$41,518

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$90,705	$2,577
Accounts payable - related party	3,480	4,439
Employee payable	25,612	-
Accrued interest payable	19,285	2,013
Short term notes payable - related party	-	19,521
Short term notes payable	119,974	68,389
Convertible note payable, net of discount of $0 and $9,555, respectively	29,719	20,164
Derivative liability	-	20,532
Total current liabilities	288,775	137,635
Total liabilities	288,775	137,635

Stockholders' equity (deficit)
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued.	-	-
Common stock, $0.0001 par value; 490,000,000 shares authorized; 15,325,889 and 7,438,141 shares issued and outstanding at December 31, 2015 and 2014, respectively.	1,533	744
Accumulated other comprehensive income	(19,337)	8,932
Additional paid-in capital	8,752,711	(744)
Accumulated deficit	(8,861,316)	(105,049)
Total stockholders' deficit	(126,409)	(96,117)
Total liabilities and stockholders' equity (deficit)	$162,366	$41,518

The accompanying notes are an integral part of these financial statements.

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Emerald Medical Applications Corp.

Statements of Operations

For the Twelve Months Ended December 31, 2015 and 2014

	Twelve months	Twelve months
	ended	ended
	December 31, 2015	December 31, 2014

Revenues	$-	$-

Expenses:
Research and development	(740,197)	-
General and administrative expenses	(7,296,798)	(116,863)
Total operating expenses	(8,036,995)	(116,863)

Loss from operations	(8,036,995)	(116,863)

Other income (expense):
Depreciation expense	(6,494)	(66)
Interest expense	(30,604)	(5,605)
Change in fair value of derivative	-	(7,385)
Gain/(loss) from foreign currency	(4,147)	3,877
Other income from grants	-	20,993
Loss on settlement of debt	(678,027)	-
Other income (expense)	(719,272)	11,814

Total income (expense)	(8,756,267)	(105,049)

Provision for income taxes	-	-

Net loss	$(8,756,267)	$(105,049)

Basic and diluted (net loss per share)	$(0.81)	$(0.01)
Weighted average shares outstanding - basic and diluted	10,872,526	7,348,141

The accompanying notes are an integral part of these financial statements.

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Emerald Medical Applications Corp.

Statements of Comprehensive Income (Loss)

For the Twelve Months Ended December 31, 2015 and 2014

	Twelve months	Twelve months
	ended	ended
	December 31, 2015	December 31, 2014
Net loss	$(8,756,267)	$(105,049)
Change in unrealized foreign currency translation gain (loss)	(28,269)	8,932
Total comprehensive income (loss)	$(8,784,536)	$(96,117)

The accompanying notes are an integral part of these financial statements.

52

Emerald Medical Applications Corp.

Statements of Cash Flows

For the Twelve Months Ended December 31, 2015 and 2014

	Twelve months	Twelve months
	ended	ended
	December 31, 2015	December 31, 2014
Operating Activities:
Net (loss)	$(8,756,267)	$(105,049)
Depreciation expense	6,494	66
Amortization of debt discount	9,555	3,592
Change in fair value of derivative liabilities	-	7,385
Shares issued for services	885,984	-
Warrants issued for services	5,343,088	-
Loss on settlement of debt	678,027	-
Employee option expense	397,547	-
Adjustments to reconcile net (loss) to net cash (used in) operating activities:
Increase in accounts payable and accrued liabilities	109,176	4,590
Decrease in related parties payable	(260)	4,439
Increase in employees payable	24,913	-
Decrease in amounts due from related party	18,999	(18,999)
Increase in other receivables	(19,079)	(6,718)
Net cash used in operating activities	(1,301,823)	(110,694)

Investing Activities:
Purchase of property and equipment	(26,224)	(1,456)
Effect of reverse merger	467,380	-
Net cash provided by investing activities	441,156	(1,456)

Financing Activities:
Proceeds from sale of common stock (net of issuance expenses)	380,000	-
Issuance of short-term payable	609,974	117,629
Net cash provided by financing activities	989,974	(117,629)
Foreign currency adjustment	(28,269)	8,932

Net increase (decrease) in cash	101,038	14,411
Cash and cash equivalents - beginning of period	14,411	-
Cash and cash equivalents - end of period	$115,449	$14,111

Non-cash transactions:
Shares issued for reverse merger	$547	$-
Debt settled with stock	$91,687	$-
Stock receivable	$-	$297
Discount on convertible note with embedded derivative	$-	$13,147
Extinguishment on derivative	$20,532	$13,147

The accompanying notes are an integral part of these financial statements.

53

Emerald Medical Applications Corp.

Statement of Changes in Stockholders' Equity (Deficit)

For the Years December 31, 2015 and 2014

			Additional		Other		Total
	Common		Paid-in	Stock	Comprehensive	Accumulated	stockholders'
	Shares	Amount	Capital	Payable	Income	Deficit	equity
Balance as of December 31, 2013	7,438,141	$744	$(744)	$-	-	$-	$-
Other comprehensive income	-	-	-	-	8,932	-	8,932
Net loss for the year	-	-	-	-	-	(105,049)	(105,049)
Balance as of December 31, 2014	7,438,141	744	(744)	-	8,932	(105,049)	(96,117)
Common stock issued for cash	1,252,500	125	459,875	(80,000)	-	-	380,000
Debt converted into shares	274,719	27	769,686	-	-	-	769,713
Shares issued for services	885,984	88	885,896	-	-	-	885,984
Class B and C warrants for services	-	-	5,343,088	-	-	-	5,343,088
ESOP options	-	-	397,547	-	-	-	397,547
Effect of reverse merger	5,474,545	547	876,833	80,000	-	-	957,380
Other comprehensive income	-	-	-	-	(28,269)	-	(28,269)
Extinguishment on derivative	-	-	20,532	-	-	-	20,532
Net loss for the year	-	-	-	-	-	(8,756,267)	(8,756,267)
Balance as of December 31, 2015	15,325,889	$1,533	$8,752,711	$-	(19,337)	$(8,861,316)	$(126,409)

The accompanying notes are an integral part of these financial statements.

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Emerald Medical Applications Corp.

Notes to Financial Statements

December 31, 2015

Note 1. The Company and Significant Accounting Policies.

Organizational Background:

Emerald Medical Applications Corp. ("the Company") (f/k/a Zaxis International Inc.) was incorporated in Ohio in 1989. On August 25, 1995, Zaxis merged with a subsidiary of The InFerGene Company ("InFerGene") and InFerGene changed its name to Emerald Medical Applications Corp. InFerGene was incorporated in California in 1984 and subsequently changed its domicile in connection with the merger into Zaxis to Delaware in 1985. Operations ceased operations in 2002. In November 2002, the Company and its subsidiaries filed a petition for bankruptcy in the U.S. Bankruptcy Court Northern District of Ohio. On October 13, 2004, the Company emerged from bankruptcy.

The MOU provides that the Registrant and Emerald will enter into a reverse merger (the "Reverse Merger"), subject to the execution of a definitive agreement (the "Definitive Agreement"). The execution of Definitive Agreement and the closing of the Reverse Merger will be subject to the Registrant's raise of $800,000 from third party investors, including but not limited to the Registrant's existing stockholders (the "Investors"), at terms and conditions to be agreed upon by the Registrant and Emerald.

Upon the closing, the holders of Emerald's capital stock will receive in exchange a number of shares of the Registrant's common stock equal to 45% of the Registrant's issued and outstanding common stock on a fully-diluted basis as at immediately following the closing of the Reverse Merger, excluding Registrant's securities to be issued to the Investors upon exercise of warrants issued to the Investors within the framework of the Reverse Merger. In addition, Emerald's holders will be issued up to an additional 21% of the Registrant's common stock in three equal tranches of 7% of the Registrant's issued and outstanding common stock as at immediately following the closing of the Reverse Merger, subject to Emerald's achievement of certain milestones to be set forth in the Definitive Agreement. On July 14, 2015 the closing of the Share Exchange Agreement was held (the "Closing") and as a result, Emerald Medical Applications Ltd. became a wholly-owned subsidiary of the Registrant.

Utilizing capital raised prior to and subsequent to the closing of the Share Exchange Agreement, Emerald completed the development of a commercial model of its DermaCompare Product and has commenced marketing efforts. Emerald is continuing to negotiate additional distribution agreements for territories including North America, Latin America, Southern Africa, Israel and elsewhere in Europe, among other countries and regions. Emerald expects to generate significant revenues from its DermaCompare Technology commencing in the first half of fiscal 2016. Emerald is continuing to work on development of the "next generation" DermaCompare Technology, with enhanced features.

Subsequently to the Closing Mr. Lior Wayn has been appointed as the Company's CEO, and has been granted considerable influence on the appointment of new directors thereby creating a new management structure for the company replacing the old management. Additionally Mr. Wayn is to receive additional shares in the future contingent on the Company achieving commercial milestone. Thus the new management, headed by Mr. Wayn, is considered to be in control of more than 50% of the company and with the ability to make all management decisions.

Emerald is a company organized under the laws of the State of Israel on February 17, 2010. Emerald is digital health Startup Company engaged in the development, sale and service of imaging solutions utilizing its proprietary DermaCompare software that it developed for use in derma imaging and analytics ("DermaCompare"). Emerald believes that its proprietary DermaCompare software represents an advancement in skin cancer screening that should enable physicians to more readily identify and monitor changes in their patients' skin characteristics.

Emerald's DermaCompare solution allows dermatologists and other medical care professionals, using a set of 25 total body photography ("TBP"), to capture sets of skin lesion images with, among other devices, digital cameras, camera-equipped smartphones or tablets. These images are then transmitted online and are remotely analyzed by professionals using our DermaCompare software.

Emerald's sales and marketing plan is to sell licenses for our imaging software to: NHSs, HMOs, health insurance companies, hospitals and medical clinics through distributers, health care channel partners or directly through independent salespersons and/or web purchase to dermatologists and other physicians (GPs) that we expect to purchase licenses based on the number of potential numbers of patients.

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Basis of Presentation:

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2015, the cash resources of the Company were insufficient to meet its current business plan, and the Company had negative working capital. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Significant Accounting Policies

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents:

For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of December 31, 2015 and December 31, 2014.

Property and Equipment:

New property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 5 years. Expenditures for renewals and betterments are capitalized. Expenditures for minor items, repairs and maintenance are charged to operations as incurred. Gain or loss upon sale or retirement due to obsolescence is reflected in the operating results in the period the event takes place.

Valuation of Long-Lived Assets:

We review the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long- lived assets, as well as other fair value determinations.

Stock Based Compensation:

Stock-based awards are accounted for using the fair value method in accordance with ASC 718, Share-Based Payments. Our primary type of share-based compensation consists of stock options. We use the Black-Scholes option pricing model in valuing options. The inputs for the valuation analysis of the options include the market value of the Company's common stock, the estimated volatility of the Company's common stock, the exercise price of the warrants and the risk free interest rate.

Accounting For Obligations And Instruments Potentially To Be Settled In The Company's Own Stock:

We account for obligations and instruments potentially to be settled in the Company's stock in accordance with FASB ASC

815, Accounting for Derivative Financial Instruments. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company's own stock.

Fair Value of Financial Instruments: FASB ASC 825, "Financial Instruments," requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2015 and 2014, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

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Fair Value Measurements:

The Company adopted the FASB standard related to fair value measurement at inception. The standard defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. The standard applies under other accounting pronouncements that require or permit fair value measurements and, accordingly, does not require any new fair value measurements. The standard clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability.

As a basis for considering such assumptions, the standard established a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows.

Level 1. Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3. Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company values its derivative instruments related to embedded conversion features and warrants from the issuance of convertible debentures in accordance with the Level 3 guidelines. For the twelve-month period ended December 31, 2015, 2015 and 2014, the following table reconciles the beginning and ending balances for financial instruments that are recognized at fair value in these consolidated financial statements. The fair value of embedded conversion features that have floating conversion features and tainted common stock equivalents (warrants and convertible debt) are estimated using a Binomial Lattice model. The key inputs to this valuation model as of December 31, 2014, were: Volatility of 143.9% for the twelve-period ended December 31, 2015 and 132.4% for the twelve months period ending December 31, 2014, inherent term of instruments equal to the remaining contractual term, quoted closing stock prices on valuation dates, and various settlement scenarios and probability percentages summing to 100%.

Fair Value Measurements at December 31, 2015

Level 3 - Derivative liabilities from:	Balance at December 31, 2015	New Issuances	Extinguishment	Change in Fair Value	Balance at December 31, 2015
Convertible Note	$20,532	$-	$(20,532)	-	$-

Fair Value Measurements at December 31, 2014

Level 3 - Derivative liabilities from:	Balance at December 31, 2014	New Issuances	Settlements	Change in Fair Value	Balance at December 31, 2014
Convertible Note	$-	$13,147	$-	7,385	$20,532

Changes in the unobservable input values would likely cause material changes in the fair value of the Company's Level 3 financial instruments. The significant unobservable input used in the fair value measurement is the estimation for probability percentages assigned to future expected settlement possibilities. A significant increase (decrease) in this distribution of percentages would result in a higher (lower) fair value measurement.

The following table presents assets and liabilities that were measured and recognized at fair value as of December 31, 2015 and December 31, 2014 and the years then ended on a recurring basis:

Fair Value Measurements at December 31, 2015

	Level 1	Level 2	Level 3	Total Unrealized (Gain) Loss
12/31/15 Derivative Liability	$-	$-	$-	$-
12/31/14 Derivative Liability	$-	$-	$20,532	$7,385

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The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of December 31, 2015 and December 31, 2014:

Fair Value Measurements at December 31, 2015

Level 3
Assets
Total Assets	$-

Liabilities
Derivative liability	$-
Total Liabilities	$-

Fair Value Measurements at December 31, 2014

Level 3
Assets
Total Assets	$-
Liabilities
Derivative liability	$20,532
Total Liabilities	$20,532

The fair values of our debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820- 10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the years ended December 31, 2015 and 2014.

The Company had no other assets or liabilities valued at fair value on a recurring or non-recurring basis as of December 31, 2015 or December 31, 2014.

Income Taxes:

We have adopted FASB ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, we are required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

We must make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all of our net deferred tax asset. Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance. If our assessment of the deferred tax assets or the corresponding valuation allowance were to change, we would record the related adjustment to income during the period in which we make the determination. Our tax rate may also vary based on our results and the mix of income or loss in domestic and foreign tax jurisdictions in which we operate.

In addition, the calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we will reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We will record an additional charge in our provision for taxes in the period in which we determine that the recorded tax liability is less than we expect the ultimate assessment to be.

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ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Uncertain Tax Positions:

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of FASB ASC 740-10, Accounting for Uncertain Income Tax Positions, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2011. We are not under examination by any jurisdiction for any tax year. At December 31, 2015 we had no material unrecognized tax benefits and no adjustments to liabilities or operations were required under FIN 48.

Recent Accounting Pronouncements

In September 2015, the FASB issued ASU No. 2015-16, Business Combinations (Topic 805) ("ASU 2015-16"). Topic 805 requires that an acquirer retrospectively adjust provisional amounts recognized in a business combination, during the measurement period. To simplify the accounting for adjustments made to provisional amounts, the amendments in the Update require that the acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amount is determined. The acquirer is required to also record, in the same period's financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. In addition an entity is required to present separately on the face of the income statement or disclose in the notes to the financial statements the portion of the amount recorded in current-period earnings by line item that would have been recorded in previous reporting periods if the adjustment to the provisional amounts had been recognized as of the acquisition date. ASU 2015-16 is effective for fiscal years beginning December 15, 2015. The adoption of ASU 2015-016 is not expected to have a material effect on the Company's consolidated financial statements.

In August 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date ("ASU 2015-14"). The amendment in this ASU defers the effective date of ASU No. 2014-09 for all entities for one year. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods with that reporting period.

In April 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30) ("ASU 2015-03"), which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. It is effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The new guidance will be applied retrospectively to each prior period presented. The Company is currently in the process of evaluating the impact of adoption of ASU 2015-03 on its balance sheets.

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On November 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-16- Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update do not change the current criteria in GAAP for determining when separation of certain embedded derivative features in a hybrid financial instrument is required. That is, an entity will continue to evaluate whether the economic characteristics and risks of the embedded derivative feature are clearly and closely related to those of the host contract, among other relevant criteria. The amendments clarify how current GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. The effects of initially adopting the amendments in this Update should be applied on a modified retrospective basis to existing hybrid financial instruments issued in the form of a share as of the beginning of the fiscal year for which the amendments are effective. Retrospective application is permitted to all relevant prior periods.

On November 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-17-Business Combinations (Topic 805): Pushdown Accounting (a consensus of the FASB Emerging Issues Task Force). The amendments in this Update provide an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The amendments in this Update are effective on November 18, 2014. After the effective date, an acquired entity can make an election to apply the guidance to future change-in-control events or to its most recent change-in-control event. However, if the financial statements for the period in which the most recent change-in-control event occurred already have been issued or made available to be issued, the application of this guidance would be a change in accounting principle.

On August 2014, The Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2014-15, Presentation of Financial Statements - Going Concerns (Subtopic 205-40): Disclosures of Uncertainties about an Entity's Ability to Continue as a Going Concern. The amendments require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

In June 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2014-10, "Development Stage Entities". The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements from the Company.

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

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In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation , to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

Note 2. Going Concern.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2015 the cash resources of the company were insufficient to meet its current business plan and the company has negative working capital. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 3. Stockholders' Equity.

On January 8, 2015 the shareholders approved a resolution to increase the authorized common shares from 100,000,000 to 490,000,000 shares. All other provisions of the common shares remain unchanged. Also on that date, the Company declared a reverse split of common stock at the ration of 1:4. The stock split was effective January 8, 2015 for holders of record as of that date. Except as otherwise noted, all share, option and warrant numbers have been restated to give retroactive effect to this split. All per share disclosures retroactively reflect shares outstanding or issuable as though the reverse split had occurred at January 1, 2012.

Recent Issuances of Common Stock

During the year ended December 31, 2014 we issued 4,125,000 shares of our common stock (16,500,000 pre-reverse stock split) in exchange for converting $125,000 of promissory notes.

Between January 15, 2015 and March 15, 2015 the Company sold a total of 2,052,000 units for cash consideration of $780,000 at a price of $0.40 (the "Units"), each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 24 month. The relative fair value of the stock with embedded warrants was $351,433 for the common stock and $428,567 for the class A warrants. The warrants were valued using the Black-Scholes model with 153% volatility and discount rates ranging between 0.44% to 0.7%. These units were issued as stock payable and the cash from sale of units was not received for the sale of stock pre-reverse merger.

Between April 1, 2015 and June 29, 2015 the Company sold a total of 1,012,500 units for cash consideration of $405,000 at a price of $0.40 (the "Units"), each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 24 month. The relative fair value of the stock with embedded warrants was $158,123 for the common stock and $246,877 for the class A warrants. The warrants were valued using the Black-Scholes model with volatility ranging between163% - 177% and discount rates ranging between 0.54% to 0.71%. These units were issued as stock payable and the cash from sale of units was not received for the sale of stock pre-reverse merger.

On July 21, 2015 the Company sold a total of 140,000 units for cash consideration of $15,000 at price of $0.107 (the "Units"), each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 24 month. The relative fair value of the stock with embedded warrants was $4,294 for the common stock and $10,706 for the class A warrants. The warrants were valued using the Black-Scholes model with volatility of 153% and discount rates of 0.61%. These units were issued as stock payable and the cash from sale of units was not received for the sale of stock pre-reverse merger.

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Between July 1, 2015 and September 30, 2015 the Company sold a total of 862,500 units for cash consideration of $345,000 at price of $0.40 (the "Units"), each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 24 month. The relative fair value of the stock with embedded warrants was $118,415 for the common stock and $226,585 for the class A warrants. The warrants were valued using the Black-Scholes model with volatility ranging between 153% - 182% and discount rates ranging between 0.54% to 0.71%. Of these units $65,000 were issued as stock payable and the cash from sale of units was not received for the sale of stock pre-reverse merger and $280,000 cash was received subsequent to Closing of the reverse merger.

On July 31, 2015 and July 30, 2015 the Company issued 517,900 shares to one service provider and a total of 100,000 shares to two service providers, respectively, for services valued at a total value of $617,900, arrived at using the stock price on date of grant of

$1.00 per Nasdaq.com.

On July 16, 2015 five Emerald debt holders in amount of $87,910 converted their debt into 274,719 units at a conversion price of

$0.32 per unit, each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 24 month. The Loss on Settlement of Debt recorded is $678,027.

On July 14, 2015 the Company issued Emerald's CEO and founder, Lior Wayn, 5,474,545 shares as per the share purchase agreement valued at $877,380, valued on the date of grant for the price of common stock.

On July 16, 2015 consultants were issued 2,500,000 Class B Warrants exercisable for a two-year period to acquire one (1) share of Common Stock at a price of $0.40 per share; The fair value of these warrants is $2,199,507. The warrants were valued using the Black-Scholes model with volatility of 182% and discount rate of 0.67%. The Class B warrants are fully vested and were accordingly included in expenses as stock based compensation. On January 26, 2016, all of the Class B Warrants were exercised on a cashless basis resulting in the issuance of 1,928,572 Shares without any additional stock based compensation expenses.

On July 16, 2015 consultants were issued 2,536,247 Class C Warrants exercisable for a 90 day period, commencing 90 days after the effective date of this Registration Statement, at an exercise price of $0.40 to acquire one (1) share of Common Stock and one (1) Class A Warrant at an exercise price of $0.80. The fair value of these warrants is $3,143,581. The warrants were valued using the Black- Scholes model with volatility of 182% and discount rate of 0.67%. The Class C warrants are fully vested and were accordingly included in expenses as stock based compensation.

On November 17, 2015, the Company sold 250,000 units for cash consideration of $100,000 at price of $0.40 (the "Units"), each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term 24 month. The relative fair value of the stock with embedded warrants was $41,304 for the common stock and $58,696 for the class A warrants. The warrants were valued using the Black-Scholes model with volatility of 149% and a discount rate of 0.50%.

Between November 5, 2015 and November 16, 2015 the Company issued 268,084 shares to three service providers and for services valued at a total value of $268,084, arrived at using the stock price on date of grant of $1.00 per Nasdaq.com.

On October 1, 2015 the company granted a total of 534,400 stock options (the "Options") to three company employees. The options vest over 5 quarters and are exercisable at prices ranging from $0.01 to $0.40 per Share. The options were valued using the Black- Scholes model with 149% volatility and 0.67% discount rate for a total value of $528,857. Of this amount, $397,547 was expensed in Q4 2015 with the remaining balance to be expensed in 2016.

Recent Option Grants

During 2015, we granted 534,400 options at an exercise price ranging between $0.01 and $0.40.

Name of Grantee	Date of Grant	Number of Options	Exercise Price	Basis for Grant
Adir Zamir (1)	12/02/2015	409,600	$0.01 per share	Services
Ilan Sina (1)	12/02/2015	92,160	$0.20 per share	Services
Guy Salman (1)	12/02/2015	32,640	$0.40 per share	Services
Total Options Granted		534,400

(1)	Options were granted to these employees, none of which have been exercised to date.

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Note 4. Related Party Transactions.

On March 25, 2014, our President and principal shareholder assigned accumulated advances and accruals totaling $124,229, to an unaffiliated third party. The advances carry no specific terms of repayment. On December 15, 2014, $22,375 of the then outstanding balance was converted to a promissory note (see Note 4 below). A summary of transactions is as follows:

	December 31, 2015	December 31, 2014
Beginning balance	$-	$161,729
Increase due to payments made on behalf of the company	$-	$21,625
Less March 24, 2014 conversion to convertible note	$-	$(40,000)
Less December 15, 2014 conversion to promissory note	$-	$(22,375)
Obligation transferred to unrelated party	$-	$(120,979)
Total	-	-
Less current portion	-	-
Due after one year	$-	$-

There was no stated term of interest associated with this obligation. Accordingly, the company imputed interest at an appropriate rate estimated at 8% as prescribed under FASB ASC 835. For the period ending December 31, 2014 the resultant charge of $11,210 to interest expense was considered a contribution of capital.

During the second quarter an agreement was reached with the holder of a $120,979 advance payable note to settle the full amount due for $30,000, and interest due. The settlement with all note holders resulted in $528 loss on debt settlement due to the payment being higher than principal and accrued interest as of the settlement date as well as a charge of $90,979, that was considered a contribution of capital due to the fact that note holder, IMWT, was a related party.

Former CEO of the Company whom during November 2014 loaned amount to company of $19,521, an interest rate of 8% per annum converted the balance to shares as described in Note 3.

On July 16, 2015 five Emerald debt holders in amount of $87,910 converted their debt into 274,719 units at a conversion price of

$0.32 per unit, each unit comprised of one share of common stock and one Class A warrant exercisable at $0.80 per share with a term of 24 month. The Loss on Settlement of Debt recorded is $678,027, on the income statement.

On July 14, 2015 the Company issued Emerald's CEO, CFO and founder, Lior Wayn, 5,474,545 shares as per the share purchase agreement valued at $877,380, valued on the date of grant using the closing price of common stock on that date.

The Company's CEO and CFO, Lior Wayn was owed $3,480 and $0 payable as of December 31, 2015 and December 31, 2014, respectively.

Following the closing of the reverse merger, the $490,000 loan from Emerald Medical Applications Corp. to Emerald Medical Applications Ltd. was rendered an intercompany loan and as such was written off.

Note 5. Employee Payable.

For the periods ended December 31, 2015, the Company had a total of $29,092 of which $3,480 were related party and $25,612 were unrelated party employee payable related to the monthly wages payable to the Company's employees. For the periods ended December 31, 2014, the Company had $0 in employee payable related to the monthly wages payable to the Company's employees.

Note 6. Notes Payable.

Convertible Notes Payable

In accordance to ASC #815, Accounting for Derivative Instruments and Hedging Activities, we evaluated the holder's non-detachable conversion right provision and liquidated damages clause, contained in the terms governing the Note to determine whether the features qualify as an embedded derivative instruments at issuance. Such non-detachable conversion right provision and liquidated damages clause did not need to be accounted for as derivative financial instruments. Additionally, since the conversion price of the note was lower that the fair market value of the Company's common stock at the time of issuance, no beneficial conversion feature exists if the lender elected to convert. Based on that decision, no beneficial conversion feature was reflected in the financial statements.

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On July 8, 2014, the Company issued a convertible promissory note to Axel Springer Plug & Play Accelerator GmbH (the "Holder"), in the amount of $29,719. During 2014 and 2015 we recorded $9,555 and $0, respectively, in amortization of debt discount. As of December 31, 2015 and 2014, we had accrued interest of $2,013 and $19,285, respectively.

The Convertible Note is convertible at the lessor of a market based discounted and a fixed rate derived from a fixed market cap. The Holders have the right following the Date of Issuance, and until any time until the convertible Promissory Note is fully paid, to convert any outstanding and unpaid principal portion of the Convertible Promissory Note, and accrued interest, into fully paid and non-assessable shares of Common Stock. Holder was not issued warrants with the Convertible Promissory Note. See Note 7 for description of derivative testing.

Note Payable - Not Convertible

On December 15, 2014, we issued a promissory note in the amount of $22,375 to a related party in consideration for payments made on behalf of the Company for service provided to the Company (the "December 2014 Note"). The December 2014 Note bears interest at the rate of 1% per annum, is due and payable on May 12, 2015. On April 21, 2015 this promissory note with interest due was repaid in full.

On January 14 and 16, 2015, we issued two promissory notes in the amount of $15,000 each to two different unrelated parties in consideration for cash transferred to the Company (the "January 2015 Notes"). The Notes were issued to unrelated parties and due to the low interest rate an imputed interest expense was calculated. The January 2015 Notes bears interest at the rate of 1% per annum, are due and payable on January 14 and 16, 2016 and are not convertible to common stock.

One of the notes was repaid in full on March 3, 2015 with interest due waived the by the debtor, and the second note was repaid on April 22, 2015 with interest due waived the by the debtor.

During the second quarter an agreement was reached with the holder of a $120,979 advance payable note to settle the full amount due for $30,000, and interest due. The settlement with all note holders resulted in $528 loss on debt settlement due to the payment being higher than principal and accrued interest as of the settlement date as well as a charge of $90,979, that was considered a contribution of capital due to the fact that note holder, IMWT, was a related party.

We concluded that these notes have a stated rate of interest that is different from the rate of interest that is appropriate for this type of debt at the date of the transaction. Accordingly, the company imputed interest at an appropriate rate estimated at 8% as prescribed under FASB ASC 835. The resultant charge of $6,280 for the period ending December 31, 2014 and $4,113 for the period ending December 31, 2015 to interest expense was considered a contribution of capital and was recorded in additional paid in capital.

On November 16, 2014 four individuals loaned a total amount of $87,910 to the Company with maturity dates of November 16, 2015 and bearing an interest rate of 8% per annum. These notes were fully converted on July 16, 2015 to Company shares of commons stock and warrants as described in Note 3 resulting in a $678,027 loss on settlement of debt.

Between March 31, 2015 and December 31, 2015 the Chief Scientist Ministry of Israel loaned the company an amount of $119,974. The loan bears 17% interest and shall be due and payable when the company generates sales revenue from products in development.

For the periods ended December 31, 2015 and December 31, 2014 the Company has recognized $19,285 and $2,013, respectively, in accrued interest expense related to the stated interest rate on the notes. Interest expense for the periods ended December 31, 2015 and December 31, 2014, respectively, were $30,604 and $5,605 of which $9,555 and $0 is from the amortization of debt discount.

Note 7. Derivative Liabilities from Convertible Note.

On July 8, 2014 the Company issued a convertible promissory note to Axel Springer Plug & Play Accelerator GmbH (the "Holder"), in the amount of $29,719.

The Convertible note is convertible at the lessor of a market based discounted and a fixed rate derived from a fixed market cap. The Holder has the right following the Date of Issuance, and until any time until the convertible Promissory Note is fully paid, to convert any outstanding and unpaid principal portion of the Convertible Promissory Note, and accrued interest, into fully paid and non- assessable shares of Common Stock. The Holder was not issued warrants with the Convertible Promissory Note.

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As of December 31, 2015 the note is no longer convertible since pursuant to the loan agreement prior to December 31,2015 (the "Maturity Date"), the Company consummated a financing round led by unaffiliated investors in the amount of at least 200,000 Euro, at a Company pre-money valuation on a fully diluted basis of at least 750,000 Euro (a "Qualified Round"), the Holder shall be entitled (but not obligated) to convert the entire loan amount into the most senior class of shares of the Company issued in such Qualified Round, based on a price per share equal to the lower of the price per share reflected by a Company pre-money valuation on a fully diluted basis calculated at the time of conversion equal to 1,500,000 Euro; or - price per share which reflects a 20% discount on the lowest price per share issued pursuant to such Qualified Round and upon the occurrence of such event, the note holder elected not to convert upon receiving notice of such event and the loan became non-convertible.

The following shows the changes in the derivative liability measured on a recurring basis for the twelve months ended December 31, 2015, and year ended December 31, 2014.

Level 3
Derivative Liability at December 31, 2013	$-
Additions to Derivative Liability related to Convertible Debt	20,532
Derivative Liability at December 31, 2014	$20,532
Extinguishment of Derivative Liability	(20,532)
Derivative Liability at December 31, 2015	$-

As of December 31, 2014, the Company has a $20,532 derivative liability and a $20,164 convertible note payable, net of discount of $9,555. As of December 31, 2015, the Company has $0 derivative liability and $29,719 convertible note payable, net of discount of

$0.

In accordance to ASC #815, Accounting for Derivative Instruments and Hedging Activities, we evaluated the holder's non-detachable conversion right provision and liquidated damages clause, contained in the terms governing the Note to determine whether the features qualify as an embedded derivative instruments at issuance. Such non-detachable conversion right provision and liquidated damages clause did not need to be accounted for as derivative financial instruments. Additionally, since the conversion price of the notes represented the fair market value of the Company's common stock at the time of issuance, no beneficial conversion feature exists. No beneficial conversion feature was reflected in the financial statements because at the time of the agreement the FMV of the shares, if converted, were less than the original note amount and the $20,532 extinguishment of derivative was reflected in the equity and cash flow statements as a non-cash transfer from liabilities to equity.

Note 8. Other Receivables.

As of December 31, 2015 and December 31, 2014 the Company had other receivables of $25,797 and $6,718, respectively, which represent VAT refunds claimed resulting from excess VAT paid over VAT received from the Israeli government.

Note 9. Accounts Payable and Accrued Liabilities.

As of December 31, 2015 and December 31, 2014 the Company had accounts payable and accrued liabilities of $90,705 and $2,577, respectively, which mainly represent accrued expenses such as accrued vacation and deferred salary.

Note 10. Litigation Accruals.

On November 9, 2015, the Company received a notice of claim from Tomer Maharshak & Co., Israel, the Company's former attorneys, for legal fees allegedly owed by the Company and its wholly owned Israeli subsidiary, Emerald Medical Applications Ltd. On December 12, 2015 and December 23, 2015 the litigation was settled for cash payment and the Company recorded neither a gain nor a loss on the settlement. As of December 31, 2015 the litigation accrual balance is zero and there are currently no ongoing litigations against the Company.

Note 11. Income Taxes.

We have adopted ASC 740 which provides for the recognition of a deferred tax asset based upon the value the carry-forwards will have to reduce future income taxes and management's estimate of the probability of the realization of these tax benefits. Our net operating loss carryovers incurred prior to 2014 considered available to reduce future income taxes were reduced or eliminated through our recent change of control (I.R.C. Section 382(a)) and the continuity of business limitation of I.R.C. Section 382(c).

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We have a current operating loss carry-forward of $1,941,140 resulting in deferred tax assets of $679,399. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all our net deferred tax asset.

Future utilization of currently generated federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of NOL and tax credit carry forwards before full utilization.

	December 31, 2015		December 31, 2014
Individual components giving rise to the deferred tax assets are as follows:	$		$
Future tax benefit arising from net operating loss carryovers		679,399		35,510
Less valuation allowance		(679,399)		(35,510)
Net deferred asset		$-		$-

The Company is not under examination by any jurisdiction for any tax year. Our federal and state income tax returns are open for fiscal years ending on or after December 31, 2011.

Note 12. Subsequent Events.

During Q1 2016 throughout the date of the filing of Form 10-K. the following subsequent events occurred:

On January 26, 2016 and after receiving conversion notices from Class B warrant holders, the Company's board of directors approved issuance of 1,928,572 shares for the cashless conversion of Class B warrants. On February 18, 2016, the Company's board of directors approved the issuance of 1,195,000 shares as compensation to three acting company directors: Mrs. Estery Giloz-Ran, Mr. Yair Fudim and Mr. Baruch Kfir. On February 17, 2016 and March 17, 2016, the Company board of directors approved the issuance of 175,000 shares for services to two investor relations service providers.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

Overview

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which refer to future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We are a digital health startup company engaged in the development, sale and service of imaging solutions utilizing our proprietary DermaCompare software that we developed for use in derma imaging and analytics (our "DermaCompare" or "Product"). In our development of the DermaCompare technology, we utilized the knowledge learned from advanced military image processing and data analytics to improve the analysis of medical images for the benefit of patients and the medical community. We believe that our proprietary DermaCompare software represents an advancement in skin cancer screening that should enable physicians to more readily identify and monitor changes in their patients’ skin characteristics.

DermaCompare is Emerald’s first application of its technology, which we believe represents an advance in the early detection of skin cancer. DermaCompare is based on automated image analytics software using advanced algorithms for alignment, anchoring, identifying and detecting changes in the shapes, colors and sizes of skin lesions, which could potentially become Melanoma. We apply our DermaCompare technology in image capture, correction and intelligent data extraction in the market for derma imaging products.

Our DermaCompare solution allows dermatologists and other medical care professionals, using a set of 25 total body photography ("TBP"), to capture sets of skin lesion images with, among other devices, digital cameras, camera-equipped smart phones or tablets. These images are then transmitted online and are remotely analyzed by professionals using our DermaCompare software.

Our DermaCompare imaging software has 2 main modules:

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●	A SaaS cloud-based Dr. Module that can be launched on any desktop computer connected to the Internet; or
●	Mobile APP for mass population uses can be installed on smart phones or tablets with iOS or Android operating systems.

Our future plans also contemplate the use of wearable computing and imaging devices such as Google glasses or other comparable devices.

Our sales and marketing plan, which has already commenced, is to sell licenses for our DermaCompare imaging software to: NHSs, HMOs, health insurance companies, hospitals and medical clinics through distributers, health care channel partners or directly through independent salespersons and/or web purchase to dermatologists and other physicians (GPs) that we expect to purchase licenses based on the number of potential numbers of patients.

In furtherance of our business plan, which has resulted in us becoming an operating company, we have entered into a series of agreements with unaffiliated third parties for the distribution of its DermaCompare Technology, as follows:

1. On August 12, 2013, Emerald entered into an exclusive distribution with Derma Italy Sri, organized under the laws of the Italy ("Derma Italy"), pursuant to which Derma Italy was granted exclusive distribution rights in Italy;

2. On December 1, 2013, Emerald entered into a distribution agreement with S. Bokhorst - Creatiekracht, organized under the laws of the Netherlands, pursuant to which S. Bokhorst was granted exclusive distribution in the Netherlands;

3. On February 6, 2014, Emerald entered into a distribution agreement with Medical Edge Pty Ltd, organized under the laws of Australia ("Medical Edge"), pursuant to which Medical Edge was granted exclusive distribution rights in the markets of Australia, New Zealand and Oceania;

4. On January 14, 2015, Emerald entered into a Project Agreement with Realize S.A. and Ubitech, entities engaged in IT related to medical technology in Greece, and MEDISP and MPUoP, academic and research institutes in Greece (collectively, the "Greek Partners"). Emerald and the Greek Partners anticipate imminent grants from the Office of Chief Scientist of the State of Israel and the General Secretariat for Research and Technology of Greece, respectively, the proceeds of which will be used for development of enhanced smartphone applications for supporting the diagnosis procedure of early stage Melanoma.

During the year ended December 31, 2015, we raised $989,974 through the issuance of equity debt and we may be expected to require up to an additional $1.5 million in capital during the next 12 months to fully implement our business plan and fund our operations.

Results of Operations during the year ended December 31, 2015 as compared to the year ended December 31, 2014

We have had no revenues for the years ended December 31, 2015 and 2014. We had operating expenses related to research and development and general and administrative expenses

During the year ended December 31, 2015, we incurred $8,756,267 in net loss due to $740,197 research and development expenses and $7,296,798 in general and administrative expenses, $6,494 depreciation expense, $30,604 interest expense, $678,027 loss on settlement of debt and $4,147 loss from foreign currency translation.

During the year ended December 31, 2014, we incurred $105,049 in net loss due to $116,863 general and administrative expenses, $66 depreciation expense, $5,605 interest expense, a loss of $7,385 in fair value of derivative, $20,993 in income from grants and $3,877 gain from foreign currency translation.

Liquidity and Capital Resources

On December 31, 2015, we have had current assets of $141,246 consisting of $115,449 in cash and other receivables of $25,797. We had fixed assets, net of $21,120. We had $288,775 in current liabilities consisting of $90,705 in accounts payable and accrued liabilities, $3,480 in accounts payable to related party, $25,612 employee payable, $19,285 in accrued interest, short-term note payable of $119,974 and $29,719 in convertible note payable.

As of December 31, 2014, we had current assets of $40,128 consisting of cash of $14,411, due from related party of $18,999, other receivables of $6,718. We had fixed assets of $1,390. As of December 31, 2014, we had total current liabilities of $137,635 consisting of $2,577 in accounts payable and accrued liabilities, $4,439 accounts payable due to related party, $2,013 accrued interest, $19,521 short term notes payable due to related party, $20,164 in convertible notes payable, net of discount, $20,532 derivative liability and $68,389 in short term notes payable.

We had negative working capital of $147,529 and $97,507 as of December 31, 2015 and December 31, 2014, respectively. The Company is assessing a number of options to increase its working capital to better sustain its operations. Our total liabilities as of December 31, 2015 were $288,775 compared to $137,635 at December 31, 2014.

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During the year ended December 31, 2015, we had negative cash flow from operations of $1,301,823 which was mainly the result of a net loss of $8,756,267, $19,079 increase in other receivables and offset by $6,626,619 in non-cash compensation, $678,027 loss on settlement of debt, $109,176 increase in accounts payable and accrued liabilities, $260 in decrease in related party payables, $24,913 increase in employee payable, $18,999 decrease in amounts due from related party, $6,494 depreciation expense, and $9,555 amortization of debt discount.

During the year ended December 31, 2014, we had negative cash flow from operations of $110,694 which was the result of a net loss of $105,049, $18,999 increase in amounts due from related party and $6,718 increase in other receivables and offset by $4,590 increase in accounts payable and accrued liabilities, $4,439 increase in related parties payable, $66 depreciation expense and $3,592 amortization of debt discount and $7,385 change in fair value of derivative liability.

During the year ended December 31, 2015, we offset our negative cash flow from operations by $380,000 proceeds from sale of common stock (net of issuance expenses), and $609,974 issuance of short-term payable. In addition, investing activities resulted in proceeds of $441,156 due to $467,380 related to the reverse merger offset by $26,224 due to purchase of property and equipment.

During the year ended December 31, 2014, we offset our negative cash flow from operations by $117,629 issuance of short-term payable. In addition we had negative cash flow from investing activities of $1,456 due to purchase of property and equipment.

Availability of Additional Capital

Our potential financing transactions may include the issuance of equity and/or debt securities including convertible debt, obtaining credit facilities, or other financing mechanisms. In the event that we seek to raise funds through additional private placements of equity or convertible debt, the trading price of our common stock could be adversely effected. Further, any adverse conditions in the financial markets could make it more difficult to obtain future financing through the issuance of equity or debt securities when and if needed. Even if we are able to raise a sufficient amount of funds that may be required, it is possible that we could incur unexpected costs and expenses or experience unexpected cash requirements that would force us to seek additional and/or alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we may have to curtail our plan of operations.

The Company has only limited capital. Additional financing is necessary for the Company to continue as a going concern. Our independent auditors have issued an unqualified audit opinion for the year ended December 31, 2015 with an explanatory paragraph on going concern.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company. Management believes that actions presently being taken to obtain additional equity financing will provide the opportunity to continue as a going concern.

Off-Balance Sheet Arrangements

As of December 31, 2015 and 2014, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

As of December 31, 2015 and 2014, we did not have any contractual obligations.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements for the year ended December 31, 2015, and are included elsewhere in this Prospectus.

Results of Operations during the three months ended March 31, 2016 as compared to the three months ended March 31, 2015

We have not generated any revenues during the three months ended March 31, 2016 and 2015. During the three month period ended March 31, 2016 and 2015 we incurred $1,900,230 and $180,322, respectively, in net losses.

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Our general and administrative expenses increased to $1,799,520 for the three months ended March 31, 2016 as compared to $178,725 during the same period in the prior year. The significant increase was due to increased expenses relating to the merger between the Company and Emerald Medical Applications Ltd. as well as share based compensation.

Our research and development expenses increased to $103,348 for the three months ended March 31, 2016 as compared to $0 during the same period in the prior year. The significant increase was due to research and development expenses of Emerald Medical Applications Ltd.

Interest expense increased to $7,759 for the three months ended March 31, 2016 as compared to $7,483 during the same period in the prior year due to increased loans.

Depreciation expense increased to $2,509 for the three months ended March 31, 2016 as compared to $399 during the same period in the prior year due to additional fixed assets purchased during the year.

Amortization expense increased to $1,438 for the three months ended March 31, 2016 as compared to $0 during the same period in the prior year due to increase in convertible loans.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2016 reflects current assets of $94,859 consisting of cash. As of December 31, 2015, we had current assets of $141,246 consisting of cash of $115,449, and other receivables of $25,797. We had fixed assets, net of $18,521, as of March 31, 2016 and $21,120 as of December 31, 2015.

As of March 31, 2016, we had total current liabilities of $349,889 consisting of $86,416 in accounts payable and accrued liabilities, $19,023 employee payable, $3,310 employee payable to related party, $7,759 accrued interest payable, $31,157 in convertible notes payable and $202,224 in short term notes payable.

We had negative working capital of $255,030 as of March 31, 2016 compared to negative working capital $147,529 at December 31, 2015. Our total liabilities as of March 31, 2016 were $349,889 compared to $288,775 at December 31, 2015.

During the period ended March 31, 2016, we had negative cash flow from operations of $173,002, which was the result of a net loss of $1,900,230, decrease in accrued expenses of $32,394 and offset by $25,797 increase in other receivables, $1,445,653 shares issued for services, $274,314 options issued for services, $17,670 increase in accounts payable, $2,509 depreciation expense, $1,438 amortization expense, and accrued interest of $7,759.

During the three months ended March 31, 2016, we had no investing activities as compared to investing activities related to acquiring fixed assets valued at $6,956 in the same period in the prior year.

During the period ended March 31, 2016, we had positive cash flow from financing activities of $157,250 which was the result of $75,000 proceeds from issuance of convertible debt and $82,250 from issuances of notes payables.

During the period ended March 31, 2015, we had negative cash flow from operations of $127,312, which was the result of a net loss of $180,322 offset by depreciation expenses of $399, amortization expenses of $2,071, a loss of a change in fair value of derivatives of $367, an increase in other receivables of $17,333, an increase in accounts payable of $62,828 and an increase in accrued interest of $5,412.

During the period ended March 31, 2015, our financing activities provided us with $131,798 from proceeds form the sale of common stock.

There are no limitations in the Company's certificate of incorporation on the Company's ability to borrow funds or raise funds through the issuance of restricted common stock to effect a business combination. The Company's limited resources and lack of having cash- generating business operations may make it difficult to borrow funds or raise capital. The Company's limitations to borrow funds or raise funds through the issuance of restricted capital stock required to effect or facilitate a business combination may have a material adverse effect on the Company's financial condition and future prospects, including the ability to complete a business combination. To the extent that debt financing ultimately proves to be available, any borrowing will subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest, including debt of an acquired business.

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The Company has only limited capital. Additional financing is necessary for the Company to continue as a going concern. Our independent auditors have unqualified audit opinion for the period ended March 31, 2016 with an explanatory paragraph on going concern.

In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued operations of the Company. Management believes that actions presently being taken to obtain additional equity financing will provide the opportunity to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors were elected to serve until the next annual meeting of shareholders and until his respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present executive officers and directors:

Name	Age	Title
Lior Wayn	43	CEO, CFO and director
David Ben Naim	46	Principal Accounting Officer and Controller
Yair Fudim	66	Chairman
Baruch Kfir	67	Director
Dr. Estery Giloz-Ran	41	Director
Professor Benad Goldwasser	66	Director

Lior Wayn, age 43, the CEO and recently appointed CFO, has served as CEO and a director since August 28, 2015. Mr. Wayn founded Emerald Medical Applications Ltd. ("Emerald) on February 17, 2010, based upon his years of experience in the information and communications technologies (ICT) industry and his know how in mobilizing teams for large and complex projects. Before forming Emerald, Mr. Wayn served from 2006 through 2010 as head of the Business Development Division (VP) at Malam Team, a public company traded on the Tel-Aviv Stock Exchange, and the largest IT services group in Israel, providing a comprehensive range of computer services in the field of information technology. Mr. Wayn previously worked in sales and business development for several of Israel's leading ICT organizations including Ness Technologies, EIM and Michshuv group. Mr. Wayn received Lior received a BA degree in business administration from the Ruppin Academic Center, a leading Israeli university. He furthered his education in Human Resource Management at Bar-Iian University, in IT Management at College of Management, Rishon Lezion and in Hotel and Hospitality Management at Tadmor College, all in Israel.

David Ben Naim, age 46, Controller and principal accounting officer, is a CPA licensed in the State of Israel. During the past five years, Mr. Ben Naim has held the following positions: (i) from 2014 to the present, he has operated DBN Financial, providing clients with full outsourcing financial and accounting services; (ii) from 2012 – 2014, he served as CFO of Insuline Medical Ltd, a public company organized under the laws of the State of Israel listed on the Tel-Aviv Stock Exchange (TASE: INSL) focused on improving the performance of current insulin treatment methods. As CFO, Mr. Ben Naim reported to its CEO and worked closely with the Board and its various committees, planning and implementing the transition from the development stage into a TASE listed company and participating in the structure and raise of equity and debt capital, among other responsibilities; and (iii) from 2008 – 2011, Mr. Ben Naim served as CFO of Crow Technologies 1977 Ltd, public company traded on the OTCQB (CRWTF), with responsibilities for planning and implementation of corporate financial strategy, reporting to the CEO and working closely with the Board and its various committees.

Yair Fudim, age 66, Chairman of the Registrant’s Board of Directors effective April 30, 2015, has also been serving as Chairman and CEO of Peregrine Industries, Inc., a public company (OTCQB: PGID) since July 2013. During the past five years, Mr. Fudim has also served as Chairman of Greenstone Industries Ltd, a public company organized in Israel and listed on the Tel Aviv Stock Exchange ("TASE") since February 2013, prior to which he served as Greenstone’s CEO from February 2010 until March 2013; Since February 2013, Mr. Fudim has also been Chairman of RVB Holdings Ltd, a public company organized under in Israel (OTCQB: RVBHF); From April 1991 through April 2013, Mr. Fudim served as CEO of Leader Holdings & Investments Ltd ("Leader Holdings"), a public company organized in Israel and listed on the TASE; Mr. Fudim also serves as Chairman of the Board of Leader Capital Markets Ltd., a TASE listed public company organized in Israel and a subsidiary of Leader Holdings. Mr. Fudim holds a B.A. in Economics and an MBA from the Hebrew University of Jerusalem.

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Baruch Kfir, age 67, a director since September 6, 2015. From March 2010 to the present, Mr. Baruch Kfir has served as Senior Wealth Manager for Pioneer International Ltd, a wealth management firm based in Israel. Mr. Kfir's duties have included both developing and maintaining financial planning for high-net-worth clients in Mexico and Venezuela and previously served as CEO of Pioneer, Venezuela. From October 2005 until February 2010, Mr. Kfir was the Head of the Latin-American Department of the Israel Discount Bank, Switzerland (IDB), responsible for developing new clients in Argentina, Brazil, Venezuela and Mexico for IDB. Mr. Kfir, who has over 30 years of experience in international banking and finance, specializing in the Latin and South American markets, received his B.A. Degree from Haifa University, Israel.

Dr. Estery Giloz-Ran, age 41, a director since September 6, 2015, is a Certified Public Accountant, received a PhD in tax, accounting and finance from the Business Administration Department at the Ben-Gurion University in Beer Sheva, Israel in 2013. During the past five years, Dr. Giloz-Ran has served as Head of Accountancy at Peres Academic Center, a leading Israeli college located in Rehovot, Israel. Dr. Giloz-Ran presently serves as a director of: (i) Kamada Ltd, an Israeli biotech company listed on NASDAQ and Tel-Aviv Stock Exchange/TASE; (ii) Vaxil Bio Ltd, an Isreali biotech company listed on TASE, and (iii) Suny Electronic Inc. Ltd, an Israeli electronics company listed on TASE. Since 2006, Dr. Giloz-Ran has been lecturing at Ben-Gurion University at the Faculty of Business and Management - Department of Economics and Accounting. Dr. Giloz-Ran was a Visiting Assistant Professor of Finance at the Syms School of Business at Yeshiva University, New York and a Visiting Scholar at New York University - Leonard N. Stern School of Business, New York. Dr. Giloz-Ran served as a tax consultant and tax capital investment law adviser at Intel Corporation in Israel.

Professor Benad Goldwasser, age 66, received his MD degree from Tel-Aviv University in 1975 and was a Post-Graduate Fellow at Duke University Medical Center, Durham, NC form 1984 to 1986. In 1987, Professor Goldwasser was appointed Chairman of Urology at the Chaim Sheba Medical Center and Professor of Surgery at Tel Aviv University and in 1997, he received an MBA degree from Tel-Aviv University. Professor Goldwasser is the author or co-author of over 120 original articles published in peer- reviewed medical journals and is the author or all or portions of 21 books published in the field of Urology. During the past five years, Professor Goldwasser served in the following positions: (i) in 2013, Professor Goldwasser was appointed as an independent director of BioCancell Ltd, a public company traded on the Tel-Aviv Stock Exchange ("TASE"); (ii) during 2015, Professor Goldwasser served on the board of directors of Biondvax Pharmacenticals Ltd, a public company traded on the TASE; and (iii) during 2015, Professor Goldwasser served on the board of directors of MMJ PhytoTech Limited, a public company traded on the Australian Stock Exchange. In addition, Professor Goldwasser founded or was co-founder of several companies that were acquired by strategic companies and/or which became public companies with shares listed on the NASDAQ.

We do not compensate our directors. We do not have any standing committees at this time.

Our director, officers or affiliates have not, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Section 16(a) Compliance. Section 16(a) of the Securities and Exchange Act of 1934 requires that directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Registrant’s Common Stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to the Registrant pursuant to Section 16(a). Based solely on the reports received by the Registrant and on written representations from reporting persons, the Registrant was informed that our CEO has and the CFO and Chairman have not filed reports as required under Section 16(a).

NASDAQ Rule 4200. The NASDAQ Rule 4200, which sets forth several tests to determine whether a director of a listed company is independent. Rule 4200 provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

Director Independence. In determining whether or not our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. We therefore believe that only Yair Fudim is an independent director.

Directors’ Term of Office. Our directors are elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified.

Audit Committee and Financial Expert, Compensation Committee, Nominations Committee. We do not have any of the above mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our sole officer or director.

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Potential Conflicts of Interest. Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board’s Role in Risk Oversight. The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings. We are not aware of any material legal proceedings that have occurred within the past ten years concerning any Director or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

The following table depicts the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers during the fiscal years ending December 31, 2015, 2014 and 2013.

		Annual Compensation			Long Term Compensation Awards
				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
Name and Principal		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Position	Year	($)	($)	($)	($)	($)	($)
Lior Wayn, CEO and CFO (1)	2015	149,064	—	—	—	—	—
Liron Carmel, former CEO (2)	2015	2,500	—	—	—	—	—
Liron Carmel, former CEO, CFO (2)	2014	—	—	—	—	—	—
Oded Gilboa, former CFO (3)	2015	79,353	—	—	—	—	—
Ivo Heiden, former CEO and CFO (4)	2013	—	—	—	—	—	—

Executive Employment Agreements

Emerald has entered into an employment agreements with Lior Wayn, its CEO, and Oded Gilboa its former CFO.

(1) Emerald’s employment agreement with Lior Wayn, dated January 1, 2015, provides for a base annual salary of NIS46,000 which is equivalent to approximately $12,000 for which Mr. Wayn is required to devote 100% of his business time to the affairs of Emerald. In addition, Mr. Wayn’s agreement also provides for the payment of cash bonuses as follows: (i) a bonus equal to 5% of the monthly revenues of Emerald during the years ending December 31, 2015 and 2016, payable quarterly; and (ii) a cash bonus equal to 7 months base salary only in the event that the Registrant raises at least $1,150,000 from: (i) the sale of equity securities at a price of not less than $0.80 per Share; or (ii) the exercise of warrants at an exercise price of not less than $0.80 per Share.

(2) Liron Carmel was the sole executive officer during 2014.

(3) The Registrant and its subsidiary previously had employment agreements with Mr. Gilboa, dated March 22, 2015 and February 25, 2015, respectively, which provided as follows: (i) the Registrant shall pay Mr. Gilboa cash compensation for the initial two month period a total of $2,000 following which Mr. Gilboa will be paid at the rate of $3,000 per month and, as additional compensation, the Registrant issued Mr. Gilboa 125,000 restricted Shares; and (ii) Emerald shall pay Mr. Gilboa cash compensation of NIS13,200 which is equivalent to approximately $3,450 per month. Mr. Gilboa resigned as CFO effective June 15, 2016 to pursue other business and professional interests. His resignation was reported in a Form 8-K filed June 22, 2016.

(4) Ivo Heiden was the sole executive officer in 2013.

Option Grants

There were no individual grants of stock options to purchase our Common Stock made to the executive officers named in the Summary Compensation Table. However, the Registrant issued Class E Warrants to Lior Wayn at the Closing exercisable to purchase 2,700,000 Shares in three equal tranches of 900,000 Shares each, at a price of $0.0001 per Share.

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Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised during the period ended June 30, 2016 and year ending December 31, 2015 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan ("LTIP") Awards

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Outstanding Warrants

The following table summarizes information of outstanding warrants as of July 27, 2016:

Warrant Holders	Warrants	Warrant Term	Exercise Price		Exercisable
Investors Class A Warrants (1)	3,199,719	2 years	$0.80		3,199,719
Investors Class C Unit Warrants (2)	5,072,492	(2)		$(2)	5,072,492
Lior Wayn Warrants (3)	2,700,000	(3)	$0.0001		2,700,000	(3)

(1) The Class A Warrants were issued in connection with a private placement in reliance upon Regulation S, pursuant to which the Registrant sold a total of 3,199,719 units at a price of $0.40 per unit (the "Units"), each Unit comprised of one Share and one Class A Warrant exercisable at $0.80 per share with a term 24 months. While all of the Class A Warrants are exercisable within 60 days, in fact, none of these warrants will be exercised for the foreseeable future, based upon the exercise price of $0.80 per Share.

(2) The Class C Unit Warrants were issued to consultants for bona fide services to the Company, and each Unit is exercisable at a price of $0.40 to purchase one Share of Common Stock and one Class A Warrant which, in turn, is exercisable to purchase one additional Share at a price of $0.80. The Class C Unit Warrants expire ninety (90) days after the effective date of this Registration Statement.

(3) The Class E Warrants were issued by the Registrant to Lior Wayn in connection with the Closing of the Share Exchange Agreement. The Class E Warrants are exercisable to purchase a total of 2,700,000 Shares, in three equal tranches of 900,000 Shares each (the "Tranches") at an exercise price of $0.0001 per Share, subject to and within 45 days of the Registrant achieving the milestones defined in the table below (the "Milestones").

Milestone	Description
First	The Registrant, on a consolidated basis, obtaining five (5) medical service providers (e.g., hospitals, clinics, etc.) as pilot customers within two years of Closing.
Second	The Registrant, on a consolidated basis, reaching an agreement with an insurer or medical service provider (e.g., insurance company or HMO), insuring or serving at least 300,000 customers, within two years of Closing.
Third	The Registrant, on a consolidated basis,, reaching gross revenue of $1,000,000 within any period of twelve consecutive months in which the aggregate gross revenue that may be attributed to the last three months of such period shall not be less than $400,000, within three years of Closing.

Certain Relationships and Related Party Transactions and Director Independence

Mr. Ivo Heiden, our former CEO, CFO and sole director who resigned on March 24, 2014, provided securities compliance services valued at $5,250 in 2014 and $18,000 in 2013.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our Common Stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us in the years 2015 and 2014.

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Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table depicts the beneficial ownership of our common stock as of July 27, 2016. The information provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Lior Wayn, CEO, CFO and Director (2)	5,474,545	27.64%
1 Emek Ayalon Street
Modi’in, Israel

Yair Fudim, Chairman	482,142	2.43%
7 Jabotinski Street
Ramat Gan, Israel

Baruch Kfir, Director	310,000	1.57%
7/3 Shderot Itzhac Rabin
Modiin, L3 7174903, Israel

Dr. Estery Giloz-Ran, Director	794,642	1.58%
Borochov 57/8
Giv'atayim, L3 53100 Israel

Professor Benad Goldwasser(3)	0	0.00%
6 Herzl Rosenbloom Street
Tel-Aviv, Israel

Directors and Officers (5 persons)	7,061,329	35.65%

(1) Applicable percentage ownership is based on 19,805,711 Shares of Common Stock outstanding as of July 27, 2016. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days of July 27, 2016 are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Lior Wayn also is the record and beneficial owner of 2,700,000 Class E Warrants, none of which are exercisable within 60 days.

(3) In connection with Professor Goldwasser's appointment as a director, he was granted 450,000 Class B Warrants exercisable at $0.40. The Shares underlying Professor Goldwasser's Warrants are subject to a 1 year lock-up restriction as a condition to the Securities Purchase Agreements.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions

Mr. Ivo Heiden, our former CEO, CFO and sole director who resigned on March 24, 2014, provided securities compliance services valued at $5,250 in 2014.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our Common Stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us in the years 2015 and 2014.

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EMERALD MEDICAL APPLICATIONS CORP.

6,266,250 SHARES OF COMMON STOCK
PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until__________, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is July , 2016

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$347.06
Accounting fees and expenses	$1,000.00
Legal fees and expense	$30,000.00
Total	$31,347.06

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Act. Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its shareholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our by- laws provides that no director shall be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

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Item 15. Recent Sales of Unregistered Securities

Sale of Unregistered Securities

The following tables and information sets forth all securities of the Registrant issued and sold within the past three years which were not registered under the Act.

On December 16, 2014, the Registrant issued 4,125,000 restricted Shares (adjusted for the 1:4 reverse split effective in February 2015) to five holders of the Registrant’s convertible notes in the principal amount of $125,000 (the "Notes") upon their conversion the Notes. The table below sets forth the issuances of restricted Shares made in reliance on Regulation S promulgated by the SEC under the Act ("Reg S").

Name of Note Holder	Basis of Issuance	Total Notes Converted	Shares Issued (1)
Eli Yoresh	Conversion of Notes	$12,500	412,500
Kfir Silberman	Conversion of Notes	$18,750	618,750
Amir Uziel	Conversion of Notes	$31,250	1,031,250
Itschak Shrem	Conversion of Notes	$31,250	1,031,250
Lavi Krasney	Conversion of Notes	$31,250	1,031,250
	Total	$125,000	4,125,000

(1) Adjusted for the 1:4 reverse stock split effective in March 2015. No warrants were issued in connection with the conversion of these notes.

During June and July 2015, after the Company ceased to be a shell company as a result of its effective control of the business and financial operations of Emerald, the Company issued and sold unregistered securities, as set forth in the table below, in private offering of a total of 2,762,500 units at a price of $0.40. Each Unit consisted of one Share and one Class A Warrant exercisable to purchase one additional Share of Common Stock at a price of $0.80 (the "Units"). The sales were made without registration under the Act in reliance upon the exemptions provided in Section 4(2) of the Act and Reg S.

Name of Subscriber	Bases for Issuance	Date of Issuance	Price Per Unit	Shares Issued
Short Trade Ltd (1)	Subscription Agreement	06/18/2015	$0.40	625,000
Prop Trade Ltd (2)	Subscription Agreement	06/18/2015	$0.40	375,000
Dr. Ben Zion Weiner	Subscription Agreement	06/18/2015	$0.40	125,000
RP Holdings (1992) Ltd. (3)	Subscription Agreement	06/18/2015	$0.40	125,000
Dr. Tank Siak Khim	Subscription Agreement	06/18/2015	$0.40	250,000
Yoel Yogev	Subscription Agreement	06/18/2015	$0.40	200,000
Universal Link Ltd (4)	Subscription Agreement	06/18/2015	$0.40	175,000
Avigdor Hakmon	Subscription Agreement	06/18/2015	$0.40	62,500
Dr. Shmuel Pasternak	Subscription Agreement	06/18/2015	$0.40	62,500
Liat Sidi	Subscription Agreement	07/21/2015	$0.40	25,000
Tzvi Aharonson	Subscription Agreement	07/21/2015	$0.40	137,403
Estory Giloz Ran	Subscription Agreement	07/21/2015	$0.40	312,500
Malca Maimon	Subscription Agreement	07/21/2015	$0.40	87,500
Ohad Cohen	Subscription Agreement	07/21/2015	$0.40	150,000
Nissim Simhon	Subscription Agreement	07/21/2015	$0.40	50,000
NE Solution Ltd (5)	Subscription Agreement	07/21/2015	$0.40	162,500
	Total		$1,169,961	2,924,903

(1) Short Trade Ltd is controlled by Mr. Shlomo Noyman, a resident of Israel.

(2) Prop Trade Ltd is controlled by Mr. Andrew Philip Dings, a resident of Singapore.

(3) RP Holdings is controlled by Mr. Rubin Zimerman, a resident of Israel.

(4) Universal Link Ltd is controlled by Mr. Ahmad Alimi, a resident of Israel.

(5) NE Solution Ltd is controlled by Mr. Lee Yang Tong, a resident of Singapore.

In July 2015, the persons listed in the table below, each a lender to Emerald on or before November 2014, converted their debt owed by Emerald into Units, each consisting of one restricted Share and one Class A Warrant, at a conversion price of $0.32. Each of the lenders was a resident of Israel and the issuance was without registration under the Act in reliance upon the exemptions provided in Section 4(2) of the Act and Reg S.

Name of Note Holder	Bases of Issuance	Debt Converted	Shares Issued
David Masasa	Conversion of Debt	$8,788	27,463
Liron Carmel	Conversion of Debt	$19,521	61,003
Yoseph Cohen	Conversion of Debt	$15,632	48,850
Tzvi Aharonson	Conversion of Debt	$43,969	137,403
	Total	$87,910	274,719

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On July 21, 2015, the Registrant issued 140,000 restricted Shares to Shira Brand Shiffer, a resident of Israel, at a price of $0.107 per Share, with no warrants attached. The issuance to Shira Brand Shiffer, without registration under the Act, was made in reliance upon Section 4(2) of the Act and Reg S.

On July 16, 2015, the Registrant issued 517,900 restricted shares of Common Stock to Meyda Consulting Ltd, an entity organized under the laws of Israel controlled by Eliyahu Kirstein, a resident of Israel, The issuance of these shares was in consideration for services and was made without registration under the Act in reliance upon the exemptions provided in Section 4(2) of the Act and Reg S.

On July 16, 2015, the Registrant issued Class B Warrants and Class C Unit Warrants to the following entities for bona fide services to the Registrant. The issuances of these Warrants, without registration under the Act, was in consideration for services valued and was made without registration under the Act in reliance upon the exemptions provided in Section 4(2) of the Act and Reg S.

Name of Issuee	Basis for Issuance	Class B Warrants Issued		Class C Unit Warrants Issued	Total Warrants Issued
Yaad Consulting Ltd (1)	Services	625,000		634,063	1,259,063
LA Pure Capital Ltd (2)	Services	375,000		380,467	755,467
Amir Uziel Economic Consultant Ltd (3)	Services	625,000		634,061	1,259,061
Capitalink Ltd (4)	Services	625,000		634,061	1,259,061
Eli Yoresh	Services	250,000		503,594	753,594
	Total	2,500,000	(5)	2,152,185	4,562,185

(1) The control person of Yaad Consulting Ltd is Itschak Shrem, a resident of Israel.

(2) The control person of LA Pure Capital Ltd is Kfir Silberman, a resident of Israel.

(3) The control person of Amir Uziel Economic Consultant Ltd. is Amir Uziel, a resident of Israel.

(4) The control person of Captalink Ltd is Lavi Krasney, a resident of Israel.

(5) On January 26, 2016, all of the outstanding Class B Warrants were exercised on a cashless basis resulting in the issuance of 1,928,572 Shares.

During November 2015, the Registrant issued and sold unregistered Shares as set forth on the table below:

Name of Issuee	Date of Issuance	Number of Shares	Consideration	Bases for Issuance
Shirat Hahayim	11/17/2015	250,000	$0.40 per share	Subscription Agreement (1)
Lyons Capital LLC. (2)	11/05/2015	250,000	Valued at $1.00 per share	Services
David Treves	11/16/2015	12,334	Valued at $1.00 per share	Services
Pnina Rosenblum	11/09/2015	5,750	Valued at $1.00 per share	Services
	Total Shares Issued	518,084

(1) The issuance was pursuant to a Unit Subscription Agreement each consisting of 1 Share and 1 Class A Warrant exercisable for a period of 24 months to purchase 1 additional Share at $0.80.

(2) Lyons Capital LLC is organized under the laws of Florida and its control person, Jason Lyons, is a resident of Florida.

The issuance and sale of Shares to Shirat Hahayim, David Treves and Pnina Rosenbluem, residents of the State of Israel, without registration under the Act, was made in reliance upon the exemptions provided in Section 4(2) of the Act and and Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") under the Act. The issuance of Shares to Lyons Capital LLC, without registration under the Act, was in reliance upon Section 4(2) and Regulation D promulgated by the SEC under the Act.

On May 12, 2016, the Registrant entered into an Equity Purchase Agreement and Registration Rights Agreement with Kodiak Capital Group, LLC pursuant to which the Registrant, at its option, may issue and sell Kodiak, from time to time, up to $1,000,000 of the Registrant's Common Stock. As partial consideration for the Equity Purchase Agreement, the Registrant also issued to the Investor 150,000 Shares as a commitment fee. The details of the transaction was reported on Form 8-K filed on May 18, 2016.

On June 20, 2016 and July 7, 2016, the Registrant entered into separate Securities Purchase Agreements and Registration Rights Agreement, with Alpha Capital Anstalt and Firstfire Global Opportunities Fund LLC. Pursuant to these agreements, the Registrant issued and sole convertible notes bearing interest at 8% per annum due June 20, 2017, in the principal amounts of $440,000 and$100,000, respectively and issued 125,000 and 31,250 Shares, respectively, as a commitment fee. In connection with these agreements, the Registrant issued Class A and Class B Warrants exercisable to purchase 2,200,000 Shares and 500,000 Shares, respectively. The Notes are convertible at $0.40 per Share and the Warrants are exercisable at the same price.

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Item 16. Exhibits and Financial Statement Schedules

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
3.1	Delaware Certificate of Incorporation, attached to the Registrant's Form S-1 as filed with the SEC on August 5, 2015.
3.1(a)	Amendment to Certificate of Incorporation reflecting name change, attached to the Registrant's Form S-1 as filed with the SEC on August 5, 2015.
3.1(b)	Amendment to Certificate of Incorporation re. reverse stock split, attached to the Registrant's Form S-1 as filed with the SEC on August 5, 2015.
3.2	Bylaws, attached to the Registrant's Form S-1 as filed with the SEC on August 5, 2015.
4.1	Class A Warrant Agreement, attached to the Company's Form 8-K as filed with the SEC on July 15, 2015.
4.2	Class B Warrant Agreement, attached to the Registrant's Form S-1 as filed with the SEC on August 5, 2015.
4.3	Class C Warrant Agreement, attached to the Registrant's Form S-1 as filed with the SEC on August 5, 2015.
4.4	Class E Warrant Agreement, attached to the Company's Form 8-K as filed with the SEC on July 15, 2015.
5.1	Opinion of Thomas J. Craft, Jr., Esq., filed herewith.
10.1	Non-Binding MOU between the Registrant and Artsys 360 Ltd dated December 2, 2014, filed with Registrant’s 8-K on December 2, 2014
10.2	Non-Binding MOU between the Registrant and Emerald Medical Applications Ltd. dated December 30, 2014 filed with Registrant’s 8-K on January 2, 2015
10.3	Loan Agreement between the Registrant and Emerald dated February 2, 2015, filed with Registrant’s 8-K on February 13, 2015
10.4	Share Exchange Agreement between the Registrant and Emerald dated March 15, 2015 filed with Registrant’s 8-K on March 16, 2015.
10.5	Loan Agreement between the Registrant and Emerald dated March 19, 2015 filed with the Registrant’s 8-K on March 24, 2015
10.6	Loan Agreement between the Registrant and Emerald Medical Applications Ltd. dated June 2, 2015, filed with Registrant’s Form 8-K on June 6, 2015
10.7	Employment Agreement between the Registrantand Lior Wayn dated January 1, 2015, attached to the Company's Form 8-K as filed with the SEC on July 15, 2015.
10.8	Employment Agreement between the Registrant and Oded Gilboa dated March 22, 2015, attached to the Company's Form 8-K as filed with the SEC on July 15, 2015.
10.9	Employment Agreement between the Registrant and Oded Gilboa dated February 25, 2015, attached to the Company's Form 8-K as filed with the SEC on July 15, 2015.
10.10	Form of Look-Up Agreement between the Registrant and the Selling Security Holders and Holders of Class B Warrants, attached to the Registrant's Form S-1 as filed with the SEC on August 5, 2015.
10.11	Corporate Advisory Services Agreement between the Registrant and Meyda Consulting Ltd., attached to the Registrant's Form S-1 as filed with the SEC on August 5, 2015.
10.12	Form of Consultant's Corporate Advisory Service Agreement, attached to the Registrant's Form S-1 as filed with the SEC on August 5, 2015.
10.13	Distribution Agreement between Derma Italy SRL and the Registrant dated August 12, 2015, attached to the Registrant's Form S-1 as filed with the SEC on October 2, 2015.
10.14	Distribution Agreement between S. Bokhorst, Creatiekracht and the Registrant dated December 1, 2013, attached to the Registrant's Form S-1 as filed with the SEC on October 2, 2015.
10.15	Distribution Agreement between Medical Edge Pty Ltd. and the Registrant dated February 6, 2014, attached to the Registrant's Form S-1 as filed with the SEC on October 2, 2015.
10.16	Project Agreement between Realize S.A. and Ubitech and the Registrant dated January 14, 2015, attached to the Registrant's Form S-1 as filed with the SEC on October 2, 2015.
10.19	Advisory Services Agreement between the Registrant and Garden State Securities Inc. dated February 17, 2016, attached as an exhibit to the Registrant's Form 8-K filed with the SEC on February 25, 2016
10.20	Equity Purchase agreement between the Registrant and Kodiak Capital Group :LLC dated May 12, 2016, attached as an exhibit to the Registrant's Form 8-K filed with the SEC on May 18, 2016.
10.21	Registration Rights Agreement between the Registrant and Kodiak Capital Group :LLC dated May 12, 2016, attached as an exhibit to the Registrant's Form 8-K filed with the SEC on May 18, 2016.
10.22	Securities Purchase Agreement between the Registrant and Alpha Capital and Chi Squared, as Purchasers, dated June 20, 2016, attached as an exhibit to the Registrant's Form 8-K filed with the SEC on June 22, 2016.
10.23	Registration Rights Agreement between the Registrant and Alpha Capital and Chi Squared, as Purchasers, dated June 20, 2016, attached as an exhibit to the Registrant's Form 8-K filed with the SEC on June 22, 2016.
10.24i	Secured Convertible Note in the principal amount of $400,000 dated June 20, 2016, attached as an exhibit to the Registrant's Form 8-K
10.24ii	Secured Convertible Note in the principal amount of $40,000 dated June 20, 2016, attached as an exhibit to the Registrant's Form 8-K filed with the SEC on June 20, 2016.
10.25i	Class A Common Stock Purchase Warrant dated June 20, 2016 exercisable to purchase 1 million shares, attached as an exhibit to the Registrant's Form 8-K filed with the SEC on June 22, 2016.
10.25ii	Class A Common Stock Purchase Warrant dated June 20, 2016 exercisable to purchase 100,000 shares, attached as an exhibit to the Registrant's Form 8-K filed with the SEC on June 22, 2016.
10.26i	Class B Common Stock Purchase Warrant dated June 20, 2016 exercisable to purchase 1 million shares, attached as an exhibit to the Registrant's Form 8-K filed with the SEC on June 22, 2016.
10.26ii	Class B Common Stock Purchase Warrant dated June 20, 2016 exercisable to purchase 100,000 shares, attached as an exhibit to the Registrant's Form 8-K filed with the SEC on June 22, 2016.
10.27	Security Agreement between the Registrant, its Israeli Subsidiary and the Note Holders/Secured Parties, dated June 20, 2016, attached as an exhibit to the Registrant's 8-K filed with the SEC on June 22, 2016.
10.28	Operating Services and Cooperation Agreement between the Registrant and with Terem - Ichilov Emergency Medical Centers Ltd. dated February 21, 2016, filed herewith.
10.29	License and Services Agreement between the Registrant and LBT Laser Brasil Technology dated April 14, 2016, filed herewith
23	Consent of Independent Registered Public Accounting Firm, filed herewith.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Petach Tikva, State of Israel, on July 27, 2016.

EMERALD MEDICAL APPLICATIONS CORP.

By:	/s/ Lior Wayn
Lior Wayn
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Yair Fudim	Chairman of the Board	July 27, 2016
Yair Fudim

/s/ Lior Wayn	Director	July 27, 2016
Lior Wyan

/s/: Baruch Kfir	Director	July 27, 2016
Baruch Kfir

/s/: Estery Giloz-Ran	Director	July 27, 2016
Professor Estery Giloz-Ran

/s/: Benad Goldwasser	Director	July 27, 2016
Professor Benad Goldwasser

/s/ Lior Wayn	Chief Executive Officer, Chief Financial Officer (Principal Executive Officer)	July 27, 2016
Lior Wayn

/s/: David Ben Naim	Controller (Principal Financial and Principal Accounting Officer)	July 27, 2016
David Ben Naim

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